CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six-months period ended June 30, 2025 and 2024 and the three-months period from April 01 to June 30, 2025 and 2024

CONDENSED CONSOLIDATED INTERIM STATEMENT OF FINANCIAL POSITION
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
As of June 30, 2025 and December 31, 2024
(Stated in millions of Colombian pesos)

	Note	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	4	21,181,291	32,844,099
Financial assets investments	5.1	28,369,162	37,570,270
Derivative financial instruments	5.2	3,214,068	2,938,142
Financial assets investments and derivative financial instruments		31,583,230	40,508,412
Loans and advances to customers		213,518,145	279,453,908
Allowance for loans, advances and lease losses		(11,571,361)	(16,179,738)
Loans and advances to customers, net	6	201,946,784	263,274,170
Assets held for sale and inventories, net	7	695,508	1,106,399
Investment in associates and joint ventures		2,964,236	2,928,984
Investment properties		5,761,117	5,580,109
Premises and equipment, net		4,724,243	5,906,064
Right-of-use assets, lease		1,007,618	1,757,206
Goodwill and intangible assets, net (1)	8	400,356	9,767,903
Deferred tax, net	9.5	10,033	763,757
Other assets, net		6,026,940	7,778,279
TOTAL ASSETS		276,301,356	372,215,382
LIABILITIES AND EQUITY
LIABILITIES
Deposits by customers	10	215,036,919	279,059,401
Interbank deposits and repurchase agreements and other similar secured borrowing	11	3,257,925	1,776,965
Derivative financial instruments	5.2	3,503,808	2,679,643
Borrowings from other financial institutions	12	5,901,910	15,689,532
Debt instruments in issue		7,541,431	11,275,216
Lease liabilities		1,041,239	1,889,364
Preferred shares		—	584,204
Current tax		1,194,200	156,162
Deferred tax, net	9.5	1,187,352	2,578,504
Employee benefit plans		748,644	951,555
Other liabilities	14	10,864,589	10,990,561
TOTAL LIABILITIES		250,278,017	327,631,107
EQUITY
Share capital		480,914	480,914
Additional paid-in-capital		4,857,454	4,857,454
Appropriated reserves	15	11,333,745	22,575,837
Retained earnings		4,326,953	2,715,313
Net income attributable to equity holders of the Parent Company		3,117,055	6,267,744
Accumulated other comprehensive income, net of tax		822,691	6,645,206
SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO THE OWNERS		24,938,812	43,542,468
Non-controlling interest		1,084,527	1,041,807
TOTAL EQUITY		26,023,339	44,584,275
TOTAL LIABILITIES AND EQUITY		276,301,356	372,215,382
The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF INCOME
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
For the six-months period ended June 30, 2025 and 2024 and the three-months period from April 01 to June 30, 2025 and 2024
(Stated in millions of Colombian pesos, except EPS stated in units of pesos)

		Accumulated		Quarterly
	Note	2025	2024	2025	2024
Interest on loans and financial leases
Commercial		6,125,031	8,358,202	2,296,866	4,160,195
Consumer		3,244,253	4,340,212	1,266,952	2,188,049
Mortgage		1,772,997	2,032,457	676,527	1,019,405
Financial leases		1,515,673	1,872,129	715,443	917,304
Small business loans		87,240	104,983	25,798	51,279
Total interest income on loans and financial leases		12,745,194	16,707,983	4,981,586	8,336,232
Interest on debt instruments using the effective interest method	16.1	343,268	497,912	109,538	240,138
Total Interest on financial instruments using the effective interest method		13,088,462	17,205,895	5,091,124	8,576,370
Interest income on overnight and market funds		53,629	126,418	2,660	64,595
Interest and valuation on financial instruments	16.1	537,393	708,556	172,241	302,510
Total interest and valuation on financial instruments		13,679,484	18,040,869	5,266,025	8,943,475
Interest expenses	16.2	(5,404,371)	(7,695,965)	(2,054,912)	(3,756,886)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments		8,275,113	10,344,904	3,211,113	5,186,589
Credit impairment charges on loans, advances and financial leases, net	6	(1,705,990)	(2,957,924)	(602,466)	(1,623,061)
Credit impairment for other financial instruments		(34,053)	24,161	(38,028)	4,278
Total credit impairment charges, net		(1,740,043)	(2,933,763)	(640,494)	(1,618,783)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases and off balance sheet credit instruments and other financial instruments		6,535,070	7,411,141	2,570,619	3,567,806
Fees and commissions income	16.3	3,289,061	3,699,938	1,367,826	1,948,046
Fees and commissions expenses	16.3	(1,551,933)	(1,645,074)	(648,466)	(906,248)
Total fees and commissions, net		1,737,128	2,054,864	719,360	1,041,798
Other operating income	16.4	1,165,378	1,370,413	328,807	741,084
Dividends and net income on equity investments	16.5	247,772	(140,768)	110,447	(225,575)
Total operating income, net		9,685,348	10,695,650	3,729,233	5,125,113
Operating expenses
Salaries and employee benefits	17.1	(2,321,531)	(2,683,347)	(791,007)	(1,348,396)
Other administrative and general expenses	17.2	(2,003,651)	(2,492,765)	(664,470)	(1,288,226)
Taxes other than income tax	17.2	(636,967)	(780,826)	(280,501)	(389,932)
Impairment, depreciation and amortization	17.3	(392,197)	(533,744)	(125,940)	(273,482)
Total operating expenses		(5,354,346)	(6,490,682)	(1,861,918)	(3,300,036)
Profit before income tax		4,331,002	4,204,968	1,867,315	1,825,077
Income tax	9	(1,158,389)	(1,058,203)	(459,477)	(363,323)
Net income		3,172,613	3,146,765	1,407,838	1,461,754
Net income attributable to equity holders		3,117,055	3,103,246	1,379,391	1,439,774
Non-controlling interest		55,558	43,519	28,447	21,980
The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF COMPREHENSIVE INCOME
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
For the six-months period ended June 30, 2025 and 2024 and the three-months period from April 01 to June 30, 2025 and 2024
(Stated in millions of Colombian pesos)

		Accumulated		Quarterly
	Note	2025	2024	2025	2024
Net income		3,172,613	3,146,765	1,407,838	1,461,754
Other comprehensive income/(loss) that will not be reclassified to net income
Remeasurement income related to defined benefit liability		14,985	15,028	14,985	15,028
Net effect of the spin-off		29,058	—	29,058	—
Income tax	9.4	(5,465)	(5,386)	(5,492)	(5,393)
Net of tax amount		38,578	9,642	38,551	9,635
Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)
Unrealized gain		15,250	13,102	11,272	6,642
Net effect of the spin-off(1)		(44,892)	—	(44,892)	—
Income tax	9.4	1,716	5,394	1,316	5,935
Net of tax amount		(27,926)	18,496	(32,304)	12,577
Total other comprehensive income that will not be reclassified to net income, net of tax		10,652	28,138	6,247	22,212
Other comprehensive income/(loss) that may be reclassified to net income
Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)
(Loss)/Gain on investments recycled to profit or loss upon disposal		—	(7,233)	-	(1,425)
Unrealized gain/(loss)		(18,468)	(10,037)	(14,425)	(10,753)
Changes in loss allowance for credit losses		3,747	2,297	5,887	3,425
Income tax	9.4	5,923	10,843	2,408	8,651
Net of tax amount		(8,798)	(4,130)	(6,130)	(102)
Foreign currency translation adjustments:
Exchange differences arising on translating the foreign operations		(421,861)	1,669,069	652,032	1,572,026
(Loss)/Gain on net investment hedge in foreign operations		230,626	(452,000)	38,362	(413,925)
Net effect of the spin-off(1)		(5,534,873)	—	(5,534,873)	—
Income tax	9.4	(87,305)	178,154	(16,151)	161,370
Net of tax amount(1)		(5,813,413)	1,395,223	(4,860,630)	1,319,471
Cash flow hedges
Net gains from cash flow hedges		(361)	—	8	—
Reclassification to the Statement of Income		145	—	(162)	—
Income tax	9.4	87	—	62	—
Net of tax amount		(129)	—	(92)	—
Unrealized loss on investments in associates and joint ventures using equity method		(924)	(6,247)	(674)	100
Net effect of the spin-off(1)		721	—	721	—
Income tax	9.4	(599)	890	(670)	(18)
Net of tax amount		(802)	(5,357)	(623)	82
Total other comprehensive income that may be reclassified to net income, net of tax		(5,823,142)	1,385,736	(4,867,475)	1,319,451
Other comprehensive income, attributable to the owners of the Parent Company, net of tax		(5,812,490)	1,413,874	(4,861,228)	1,341,663
Other comprehensive income, attributable to the Non-controlling interest		38	1,922	(933)	1,375
Total comprehensive income attributable to:		(2,639,839)	4,562,561	(3,454,323)	2,804,792
Equity holders of Bancolombia S.A.		(2,695,435)	4,517,120	(3,481,837)	2,781,437
Non-controlling interest		55,596	45,441	27,514	23,355
The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN EQUITY
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
For the six-months period ended June 30, 2025 and 2024
(Stated in millions of Colombian pesos, except per share amounts stated in units of pesos)

	Attributable to owners
				Accumulated other comprehensive income

	Share Capital	Additional Paid in capital	Appropiated Reserves (Note 15)(1)	Translation adjustment	Cash flow hedging	Equity Securities through OCI	Debt instruments at fair value through OCI	Revaluation of assets	Associates	Employee Benefits	Retained earnings	Net Income	Attributable to owners of Parent Company	Non- Controlling interest	Total equity
Balance as of January 1, 2025	480,914	4,857,454	22,575,837	6,517,456	129	203,557	(44,070)	2,137	5,178	(39,181)	2,715,313	6,267,744	43,542,468	1,041,807	44,584,275
Transfer to profit from previous years	-	-	-	-	-	-	-	-	-	-	6,267,744	(6,267,744)	-	-	-
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2024, at a rate of COP 3,900 per share, as approved by the shareholders' meeting on March 14, 2025. Additionally, on April 23, 2025, the shareholders' meeting approved an extraordinary dividend at a rate of COP 624 per share.	-	-	(600,180)	-	-	-	-	-	-	-	(3,693,424)	-	(4,293,604)	-	(4,293,604)
Other reserves	-	-	1,717,406	-	-	-	-	-	-	-	(1,715,581)	-	1,825	-	1,825
Realization of retained earnings(2)	-	-	-	-	-	(10,025)	-	-	-	-	10,025	-	-	-	-
Others	-	-	-	-	-	-	-	-	-	-	784	-	784	-	784
Net effect of the spin-off(3)	-	-	(12,359,318)	(5,534,873)	-	(44,892)	-	-	721	29,058	742,092		(17,167,212)	(8,129)	(17,175,341)
Non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,747)	(4,747)
Net Income	-	-	-	-	-	-	-	-	-	-	-	3,117,055	3,117,055	55,558	3,172,613
Other comprehensive income	-	-	-	(278,540)	(129)	16,966	(8,798)	-	(1,523)	9,520	-	-	(262,504)	38	(262,466)
Balance as of June 30, 2025	480,914	4,857,454	11,333,745	704,043	-	165,606	(52,868)	2,137	4,376	(603)	4,326,953	3,117,055	24,938,812	1,084,527	26,023,339
(1)The transaction of COP 1.72 billion is due to the constitution of reserves according to the distribution of profits of Bancolombia and Subsidiaries.The transaction for COP (600,180) corresponds to the payment of extraordinary dividend approved by the shareholders' meeting held on April 23, 2025.
(2)Realization of retained earnings from equity securities through OCI, corresponds to the sale of the investment in Bladex.
(3)The net effect of the spin-off corresponds to the change in the Group's corporate structure. For further information on this transaction, see Note 1. Reporting Entity.

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN EQUITY
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
For the six-months period ended June 30, 2025 and 2024
(Stated in millions of Colombian pesos, except per share amounts stated in units of pesos)

	Attributable to owners
				Accumulated other comprehensive income

	Share Capital	Additional Paid in capital	Appropiated Reserves	Translation adjustment	Equity Securities through OCI	Debt instruments at fair value through OCI	Revaluation of assets	Associates	Employee Benefits	Retained earnings	Net Income	Attributable to owners of Parent Company	Non- Controlling interest	Total equity
Balance as of January 1, 2024	480,914	4,857,454	20,044,769	3,974,379	193,906	(67,306)	2,137	11,520	(40,475)	2,515,278	6,116,936	38,089,512	960,217	39,049,729
Transfer to profit from previous years	-	-	-	-	-	-	-	-	-	6,116,936	(6,116,936)	-	-	-
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2023, at a rate of COP 3,536 per share.	-	-	-	-	-	-	-	-	-	(3,343,319)	-	(3,343,319)	-	(3,343,319)
Other reserves	-	-	2,588,066	-	-	-	-	-	-	(2,620,808)	-	(32,742)	-	(32,742)
Realization of retained earnings(1)	-	-	-	-	(18,520)	-	-	-	-	18,520	-	-	-	-
Others	-	-	-	-	-	-	-	-	-	(10,656)	-	(10,656)	-	(10,656)
Non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	(20,623)	(20,623)
Net Income	-	-	-	-	-	-	-	-	-	-	3,103,246	3,103,246	43,519	3,146,765
Other comprehensive income	-	-	-	1,395,223	18,496	(4,130)	-	(5,357)	9,642	-	-	1,413,874	1,922	1,415,796
Balance as of June 30, 2024	480,914	4,857,454	22,632,835	5,369,602	193,882	(71,436)	2,137	6,163	(30,833)	2,675,951	3,103,246	39,219,915	985,035	40,204,950
(1)Mainly corresponds to partial payments of asset-backed securities investments.

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CASH FLOW
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
For the six-months period ended June 30, 2025 and 2024
(Stated in millions of Colombian pesos)

	Note	2025	2024
Net income		3,172,613	3,146,765
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17.3	377,028	497,049
Other assets impairment	17.3	15,169	36,695
Impairment of investments in associates and joint ventures	16.5	-	313,284
Equity method	16.5	(192,567)	(133,312)
Credit impairment charges on loans and advances and financial leases	6	1,705,990	2,957,924
Credit impairment / (recovery) charges on off balance sheet credit and other financial instruments		34,053	(24,161)
Gain on sales of assets	16.4	(77,312)	(32,995)
Valuation gain on investment securities	16.1 - 16.5	(950,528)	(1,072,829)
Valuation gain on derivative financial instruments		186,508	(49,950)
Income tax	9	1,158,389	1,058,203
Bonuses and short-term benefits		374,937	307,329
Dividends	16.5	(28,427)	(33,867)
Investment property valuation	16.4	(83,132)	(51,820)
Effect of exchange rate changes		280,163	(324,376)
Other non-cash items		(40,086)	6,381
Net interest		(7,340,823)	(9,012,018)
Change in operating assets and liabilities:
Decrease / (increase) in derivative financial instruments		360,219	(173,448)
Decrease / (increase) in accounts receivable		148,301	(713,495)
Increase in loans and advances to customers		(11,260,913)	(10,894,506)
(Increase) / decrease in other assets		(586,461)	94,243
Increase in accounts payable		1,967,166	1,036,694
Decrease in other liabilities		(174,374)	(1,224,377)
Increase in deposits by customers		11,169,329	2,647,082
Decrease in estimated liabilities and provisions		(3,600)	(10,623)
Net changes in investment securities recognized at fair value through profit or loss		(3,477,313)	(3,708,823)
Proceeds from sales of assets held for sale and inventories		672,685	686,667
Recovery of charged-off loans	6	296,346	394,114
Income tax paid		(1,138,741)	(901,953)
Dividend received		86,493	58,864
Interest received		12,718,557	16,680,884
Interest paid		(5,636,315)	(7,671,462)
Net cash used by operating activities		3,733,354	(6,111,837)
Cash flows from investment activities:
Purchases of debt instruments at amortized cost		(336,402)	(2,088,432)
Proceeds from maturities of debt instruments at amortized cost		321,667	1,965,976
Purchases of debt instruments at fair value through OCI		-	(406,338)
Proceeds from debt instruments at fair value through OCI		269,855	1,626,198
Purchases of equity instruments at fair value through OCI and interests in associates and joint ventures		(12,301)	(94,886)
Proceeds from equity instruments at fair value through OCI and interests in associates and joint ventures		24,337	26,088
Purchases of premises and equipment and investment properties		(657,930)	(778,481)
Proceeds from sales of premises and equipment and investment properties		207,731	204,788
Purchase of other long-term assets		(54,132)	(81,721)
Net cash (used) / provided in investing activities		(237,175)	373,192
Cash flows from financing activities:
Increase / (decrease) in repurchase agreements and other similar secured borrowing		2,316,759	110,501
Proceeds from borrowings from other financial institutions		840,046	3,485,766
Repayment of borrowings from other financial institutions		(2,728,815)	(7,227,459)
Payment of lease liability		(49,715)	(82,859)
Placement of debt instruments in issue		290,226	1,207,635

Payment of debt instruments in issue		(452,438)	(687,442)
Dividends paid		(5,196,364)	(1,699,610)
Transactions with non-controlling interests		38	(20,623)
Net cash (used) provided in financing activities(1)		(4,980,263)	(4,914,091)
Effect of exchange rate changes on cash and cash equivalents		(1,082,346)	2,318,303
Net effect of the spin-off(2)		(9,096,378)	-
Decrease in cash and cash equivalents		(1,484,084)	(10,652,736)
Cash and cash equivalents at beginning of year	4	32,844,099	39,799,609
Cash and cash equivalents at end of year	4	21,181,291	31,465,176
(1)For further information about the reconciliation of the balances of liabilities from financing activities, see Note 19 Liabilities from financing activities.
(2)The net effect of the spin-off corresponds to the change in the Group's corporate structure. For further information on this transaction, see Note 1. Reporting Entity.
The statement of cash flows includes the following non-cash transactions, which were not reflected in the Condensed Consolidated Interim Financial Statements:

•During the years ended December 31, 2025 and 2024, restructured loans and returned assets that were transferred to assets held for sale, inventories, and other assets for COP 463,276 and COP 771,978, respectively,

•In 2024, cancellation of active credit operations as a source of payment for the acquisition of P.A. Cedis Sodimac.

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

NOTE 1. REPORTING ENTITY
Bancolombia S.A. (hereinafter "the Bank"), is a credit establishment listed on the Colombian Stock Exchange (BVC) since 1981. It had American Depositary Receipts (hereinafter "ADRs") listed on the New York Stock Exchange (NYSE), from 1995 to May 2025.

The Bank has its main address at Carrera 48 N° 26-85 Avenida Los Industriales Medellín, Colombia, and was originally constituted under the name Banco Industrial Colombiano (BIC) according to public deed number 388 of January 24, 1945, from the First Notary's Office of Medellín, authorized by the Superintendence of Finance of Colombia ("SFC"). On April 3, 1998, by means of public deed number 633, Banco Industrial Colombiano S.A. (BIC) merged with Banco de Colombia S.A. and the the resulting organization of that merger was named Bancolombia S.A.

The operating license was granted by the SFC, definitively, according to Resolution No. 3140 of September 24, 1993. The duration of the Bank is until December 8, 2144. The company may be dissolved or extended before said term.

On October 29, 2024, the Bank announced to the market that its Board of Directors authorized its management to move forward with the steps necessary to modify the corporate structure of Bancolombia Group, its affiliates and subsidiaries, through the creation of a holding company called Grupo Cibest S.A. (hereinafter "Cibest") as well as certain related corporate transactions.

The changes in the corporate structure included the following transactions (hereinafter, the "Corporate Transactions") which, once the regulatory authorizations required in Colombia and in the different jurisdictions of the Group were obtained, were approved by the different Shareholders' Meetings of the entities involved, including an Extraordinary General Shareholders’ Meeting of the Bank that took place on April 23, 2025, in which shareholders holding common shares and shareholders holding preferred dividend shares without voting rights participated. The approved corporate operations were:

(i)The distribution of certain subsidiaries by Bancolombia (Panama) S.A. to Sociedad Beneficiaria BC Panamá S.A.S.
(ii)The merger of Sociedad Beneficiaria BC Panamá S.A.S into the Bank.
(iii)The distribution of certain assets and subsidiaries of Banca de Inversión Bancolombia S.A. Corporación Financiera to the Bank.
(iv)The distribution of certain assets and subsidiaries of the Bank to Cibest.

Corporate Transactions (ii), (iii) and (iv) were authorized by the SFC through Resolutions number 0356 of 2025 of February 28, 2025, and 0901 of May 7, 2025.

The notice of merger by absorption and distribution of certain assets of the Bank was published on January 13, 2025. The changes to the corporate structure were formalized on May 12, 2025, through public deed number 386 issued by the 30th Notary’s office of Medellín. On May 16, 2025, the date on which the transaction was completed, the Bank's shareholders (except Cibest) became shareholders of Cibest, which issued on their behalf the same number and class of shares (common shares and preferred dividend shares without voting rights), preserving the terms and conditions previously held by shareholders in the Bank, including their ownership percentage. Consequently, the shares that they had in the Bank (except those of Cibest) were cancelled. The Bank's ADR holders received equivalent ADRs from Cibest and their Bank ADRs were cancelled. As a result, no dilution or value transfer to third parties occurred for the Bank’s shareholders.

Upon completion of the Corporate Transactions, Cibest became the holding company of all the financial companies and other companies that are part of the Group, including the Bank. Additionally, it became the direct parent of Banistmo S.A., Grupo Agromercantil Holding, Banagrícola S.A., Negocios Digitales S.A.S., Wenia Ltd., Wompi S.A.S., and Renting S.A.S.-subsidiaries that were previously directly or indirectly owned by Bancolombia and included in its consolidated financial statements.

The following outlines the impacts on the assets, liabilities, and equity previously recognized in the Consolidated Financial Statements of Bancolombia S.A., which, as a result of the distribution of certain assets, were transferred in favor of Grupo Cibest S.A. and are now included in its consolidated financial statements.

•Statement of Financial Position

The amounts presented correspond to the balances as of April 30, 2025, of the assets and liabilities belonging to the subsidiaries that distributed certain assets in favor of Grupo Cibest S.A., and their corresponding impact on the consolidated equity of Bancolombia S.A.

VALUE DISTRIBUTED (1)
ASSETS
Cash and cash equivalents	11,513,671
Financial assets investments(2)	13,173,884
Derivative financial instruments	22,700
Financial assets investments and derivative financial instruments	13,196,584
Loans and advances to customers	68,382,500
Allowance for loans, advances and lease losses	(3,360,919)
Loans and advances to customers, net	65,021,581
Assets held for sale and inventories, net	139,545
Investment in associates and joint ventures	80,944
Premises and equipment, net	906,619
Right-of-use assets, lease	728,166
Goodwill and intangible assets, net	8,978,788
Deferred tax, net	679,367
Other assets, net	2,266,981
TOTAL ASSETS	103,512,246
LIABILITIES AND EQUITY
LIABILITIES
Deposits by customers	71,359,765
Interbank deposits and repurchase agreements and other similar secured borrowing	1,177,212
Derivative financial instruments	18,071
Borrowings from other financial institutions	6,005,053
Debt instruments in issue	2,892,426
Lease liabilities	828,740
Preferred shares	545,873
Current tax	28,333
Deferred tax, net	1,531,588
Employee benefit plans	186,113
Other liabilities	2,066,542
TOTAL LIABILITIES	86,639,716
SHAREHOLDERS' EQUITY
Shareholders’ equity attributable to the owners of the Parent Company	16,868,320
Non-controlling interest	4,210
TOTAL EQUITY(3)	16,872,530
TOTAL LIABILITIES AND EQUITY	103,512,246

(1) All corporate evolution transactions were recognized at carrying value, as explained in Note 2. Material Accounting Policies, section Transactions between entities under common control.
(2) Includes debt securities measured at fair value through OCI of COP 1,701,803, at fair value through profit or loss of COP 8,123,875, and at amortized cost of COP 3,348,206.
(3) The net effect of the spin-off on equity of COP (16,872,530) includes a decrease in reserves, other comprehensive income, and retained earnings of COP (17,167,212), a decrease in profit for the year of COP (282,989), and a non-controlling interest and other items of COP 577,671 as of April 30, 2025.

•Statement of Income:

The balances presented below correspond to the amounts accrued during the four-month period ended April 30, 2025, relating to the income and expenses of the subsidiaries that distributed certain assets in favor of Grupo Cibest S.A.:

VALUE DISTRIBUTED (1)
Interest on loans and financial leases
Commercial	1,067,989
Consumer	492,886
Mortgage	286,660
Financial leases	62,134
Small business loans	29,602
Total interest income on loans and financial leases	1,939,271
Interest on debt instruments using the effective interest method	83,646
Total Interest on financial instruments using the effective interest method	83,646
Interest income on overnight and market funds	25,277
Interest and valuation on financial instruments	174,107
Total interest and valuation on financial instruments	2,222,301
Interest expenses	(909,569)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	1,312,732
Credit impairment charges on loans, advances and financial leases, net	(288,746)
Credit impairment for other financial instruments	9,857
Total credit impairment charges, net	(278,889)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases and off balance sheet credit instruments and other financial instruments	1,033,843
Fees and commissions income	442,462
Fees and commissions expenses	(206,871)
Total fees and commissions, net	235,591
Other operating income	349,010
Dividends and net income on equity investments	4,090
Total operating income, net	1,622,534
Operating expenses
Salaries and employee benefits	(527,785)

Other administrative and general expenses	(546,470)
Taxes other than income tax	(64,015)
Impairment, depreciation and amortization	(96,475)
Total operating expenses	(1,234,745)
Profit before income tax	387,789
Income tax	(104,800)
Net income	282,989
Net income attributable to equity holders of the Parent Company	278,591
Non-controlling interest	(4,398)
(1) The recognition of all corporate restructuring transactions was carried out at book value, as explained in Note 2. Material Accounting Policies, under the section Transactions Between Entities Under Common Control.

Once the corporate transactions have been completed, the subsidiaries in which the Bank has direct participation are:

Entity	Jurisdiction of incorporation	Business	% Equity interest and voting rights as of June 30, 2025
Banca de Inversión Bancolombia S.A. Corporación Financiera	Colombia	Investment banking	89.74%
Bancolombia Panamá S.A.	Panama	Banking	100.00%
Bancolombia Puerto Rico Internacional Inc.	Puerto Rico	Banking	100.00%
Fiduciaria Bancolombia S.A. Sociedad Fiduciaria	Colombia	Trust	94.97%
Fondo de Capital Privado Fondo Inmobiliario Colombia	Colombia	Real estate investment fund	80.43%
Valores Bancolombia S.A. Comisionista de Bolsa	Colombia	Securities brokerage	93.61%
P.A. FAI Calle 77	Colombia	Mercantile trust	98.00%
P.A. Nomad Central-2	Colombia	Mercantile trust	98.00%
P.A. Mercurio	Colombia	Mercantile trust	100.00%
P.A. Nomad Salitre	Colombia	Mercantile trust	98.00%
P.A. Calle 84 (2)	Colombia	Mercantile trust	98.00%
P.A. Calle 84 (3)	Colombia	Mercantile trust	98.00%
P.A. CEDIS Sodimac	Colombia	Mercantile trust	100.00%
P.A. Nomad Distrito Vera	Colombia	Mercantile trust	98.00%
P.A. Nexo	Colombia	Mercantile trust	98.00%

The Bank's bylaws are formalized in Public Deed No. 386 of May 12, 2025, of the 30th Notary’s office of Medellín.

Bancolombia S.A. business purpose is to carry out all operations, transactions, acts and services inherent to the banking business. The Bank may, by itself or through its subsidiaries, own interests in other corporations, wherever authorized by law, according to all terms and requirements, limits or conditions established therein.

The Bank and its subsidiaries include the following operating segments: Banking Colombia, International Banking with Bancolombia Panama and Bancolombia Puerto Rico, Trust, Investment Banking, Brokerage, and Others. See Note 3. Operating segments.

The Bank, through its subsidiaries, has banking operations and international presence in Panama and Puerto Rico.

The operations in the Cayman Islands through Sinesa Cayman, Inc (formerly Bancolombia Cayman) have been either canceled or transferred. On November 22, 2023, the Cayman Islands Monetary Authority approved the surrender of the banking license pursuant to Section 20(1)(a) of the Banks and Trust Companies Act (2021 Revision) (the “BTCA”), and

therefore, the banking license was canceled as of that date. As the entity no longer operates as a bank, its name was changed to Sinesa Cayman, Inc on June 20, 2024. As of today, the company is undergoing dissolution and liquidation proceedings before the Cayman Islands Companies Registry.

As of June 30, 2025, the Bank has 23,512 employees, operates through 28,051 banking correspondents, 5,192 ATMs, and operates through 570 offices.

NOTE 2. MATERIAL ACCOUNTING POLICIES
A.   Basis for preparation of the consolidated financial statements
The condensed consolidated interim financial statements for the cumulative six months ended on June 30, 2025 have been prepared in accordance with International Accounting Standard 34: Interim Financial Reporting (“IAS 34”), issued by the International Accounting Standards Board (hereinafter, IASB). They do not include all the information and disclosures required for full annual financial statements and should be read in conjunction with the Bancolombia S.A. and its subsidiaries consolidated financial statements for the year ended on December 31, 2024 which complied with International Financial Reporting Standards (hereinafter, IFRS) issued by the IASB, as well as the interpretations issued by the International Financial Reporting Interpretations Committee (hereinafter, IFRS-IC). The condensed consolidated interim financial statements as of June 30, 2025 and 2024 have not been audited.

Preparation of the consolidated financial statements under going concern basis
Management has assessed the Bank’s ability to continue as a going concern and confirms that the Bank has adequate liquidity and solvency to continue operating the business for the foreseeable future, which is at least, but is not limited to, 12 months from the end of the reporting period. Based on the Bank's liquidity position at the date of authorization of the condensed consolidated interim financial statements, Management maintains a reasonable expectation that it has adequate liquidity and solvency to continue in operation for at least the next 12 months and that the going concern basis of accounting remains appropriate.

The condensed consolidated interim financial statements were prepared on a going concern basis and do not include any adjustments to the reported carrying amounts and classification of assets, liabilities and expenses that might otherwise be required if the going concern basis were not correct.

In the Management opinion, these condensed consolidated interim financial statements reflect all material adjustments considered necessary in the circumstances and based on the best information available as of June 30, 2025 and the date of their promulgation and issuance, for a fair representation of financial results for the interim periods presented.

The results of operations for the cumulative three months ended on June 30, 2025 and 2024 are not necessarily indicative of the results for the full year. The Bank believes that the disclosures are sufficient to make the information presented not misleading or biased. For this reason, the condensed consolidated interim financial statements include selected explanatory notes to explain events and transactions that are important to the financial statements users or represent significant materiality in understanding the changes in the Bank’s financial position and performance since the last annual audited financial statements.

Assets and liabilities are measured at cost or amortized cost, except for some financial assets and liabilities and investment properties that are measured at fair value. Financial assets and liabilities measured at fair value comprise those classified as assets and liabilities at fair value through profit or loss, debt instruments and equity securities measured at fair value through other comprehensive income (“OCI”) and derivative instruments. Likewise, the carrying value of assets and liabilities recognized as a fair value hedge are adjusted for changes in fair value attributable to the hedged risk. Almost, investments in associates and joint ventures are measured using the equity method.

The condensed consolidated interim financial statements are stated in Colombian pesos (“COP”) and figures are stated in millions or billions (when indicated), except earnings per share, diluted earnings per share, dividends per share and the exchange rate, which are stated in units of Colombian pesos, while other currencies (dollars, euro, pounds, etc.) are stated in thousands.

The Parent Company’s financial statements, which have been prepared in accordance with “Normas de Contabilidad e Información Financiera” (“NCIF”) applicable to separate financial statements, are those that serve as the basis for the regulatory compliance, distribution of dividends and other appropriations by the shareholders.

The separate financial statements are those presented by the Parent Company in which the entity recognizes and measures the impairment of credit risk through allowances for loans losses, the classification and measurement of certain financial instruments (such as debt securities and equity instruments) and the recognition of provisions for foreclosed assets, in accordance with the accounting required by the “Superintendencia Financiera de Colombia” (“SFC”), which differ in certain accounting principles from IFRS that are used in the condensed consolidated interim financial statements.

Transactions between entities under common control

Combinations of entities under common control refer to those transactions in which all the combining entities are under the control of the Group both before and after the combination, and that control is not transitory.

For transactions under common control, the Bank has elected, as an accounting policy, to use the predecessor value method for the recognition of intercompany transactions. This means that the assets and liabilities spun off from the entity or business being spun off are recognized in the separate financial statements of the receiving company at their carrying amount, as recorded prior to the transaction date.

The Group presents the net assets received retrospectively as of the date of transfer.

The financial statements for the second quarter and the end of 2024 are presented as consolidated, reflecting the Bancolombia Group's current structure during that period. Pursuant to the policy adopted, the historical financial statements are used as if the new corporate structure had always existed. Therefore, the comparative balances of the holding company are consistent with those of the previous parent company. During the second quarter of 2025, the company assumed the parent company position within the economic group. Therefore, as of that date, the financial statements presented include all subsidiaries previously consolidated by Bancolombia. For more information, see Note 1, Reporting Entity.

B.  Use of estimates and judgments

The preparation of condensed consolidated interim financial statements requires that the Bank's Management makes judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses.

The estimates and underlying assumptions are reviewed on an ongoing basis. Changes in accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

For the period ended on June 30, 2025 there were no changes in the significant estimates and judgments made by Management in applying the Bank's accounting, as compared to those applied in the consolidated financial statements at the year ended on December 31, 2024.

C. Material accounting policies and recently issued accounting pronouncements
The same accounting policies and methods of calculation applied in the consolidated financial statements for the year ended on December 31, 2024 continue to be applied in these condensed consolidated interim financial statements, except for the adoption of new standards, improvements and interpretations effective from January 1, 2025, as shown below:

New rule SEC Staff Accounting Bulletin (SAB) No. 122 Standard: Staff Accounting Bulletin SAB 122, issued by the SEC on January 23, 2025, rescinded SAB 121, which required recognition in the financial statements of an asset and a liability reflecting its obligation to safeguard crypto assets. Under the new guidance, entities must assess whether they recognize a liability related to the risk of loss arising from such an obligation, and if so, the recognition and measurement of that liability shall follow the requirements for contingent liabilities in accordance with the principles of IAS 37 Provisions, Contingent Liabilities and Contingent Assets.

Recently accounting pronouncements issued by IASB pending to incorporate in NCIF framework accepted in Colombia

Amendments to IFRS 9 Financial instruments and IFRS 7 Financial instruments: disclosures - Classification and measurement of financial instruments: In May 2024, the Board issued amendments to the classification and measurement requirements in IFRS 9. These amendments respond to feedback from post-implementation review of the accounting standard and clarify the requirements in areas where stakeholders have raised concerns, or where new issues have emerged since IFRS 9 was issued.

These amendments include:
•Clarifying the classification of financial assets with environmental, social and corporate governance (ESG) and similar features: ESG-linked features in loans could affect whether the loans are measured at amortised cost or fair value. To resolve any potential diversity in practice, the amendments clarify how the contractual cash flows on such loans should be assessed.
•Settlement of liabilities through electronic payment systems: The amendments clarify the date on which a financial asset or financial liability is derecognised. The IASB also decided to develop an accounting policy option to allow a company to derecognise a financial liability before it delivers cash on the settlement date if specified criteria are met.

With these amendments, the IASB has also introduced additional disclosure requirements to enhance transparency for investors regarding investments in equity instruments designated at fair value through other comprehensive income and financial instruments with contingent features, for example features tied to ESG-linked targets.

The amendments are effective for annual reporting periods beginning on or after January 1, 2024, and early application is permitted.

These amendments were analyzed by the Management without evidencing any impact on the Bank's financial statements and disclosures

New standard NIIF 18 Presentation and Disclosure in Financial Statements: In April 2024, the Board issued IFRS 18 to replace IAS 1 Presentation of Financial Statements. IFRS 18 introduces three sets of new requirements to improve the way companies report their financial performance and give investors a better basis for analyzing and comparing companies:
•Improved comparability in the statement of income: IFRS 18 introduces three defined categories for income and expenses (operating, investing and financing) to improve the structure of the statement of income, and requires all companies to provide new defined subtotals, including operating profit.
•Enhanced transparency of management-defined performance measures: The new standard requires companies to disclose explanations of those company-specific measures that are related to the statement of income, referred to as management-defined performance measures.
•More useful grouping of information in the financial statements: IFRS 18 sets out enhanced guidance on how to organize information and whether to provide it in the primary financial statements or in the notes. In addition, the new standard requires companies to provide more transparency about operating expenses, helping investors to find and understand the information they need.

IFRS 18 is effective for annual reporting periods beginning on or after January 1, 2027, and early application is permitted.

Management is assessing the impact that these amendments will have on the Bank's condensed consolidated interim financial statements and disclosures.

NOTE 3. OPERATING SEGMENTS
Operating segments are defined as components of an entity about which separate financial information is available and that is evaluated regularly by the chief operating decision maker (CODM) in deciding how to allocate resources and assessing performance; the CODM is comprised of the Bank’s President (CEO) and Financial Vicepresident (CFO). The segment information has been prepared following the Bank’s accounting policies and has been presented consistently with the internal reports provided to the CODM.

The chief operating decision maker (CODM) uses a variety of information and key financial data on a segment basis to assess the performance and make decisions regarding the investment and allocation of resources, such as:

•Net interest margin (Net margin on financial instruments divided by average interest-earning assets).
•Return on average total assets (Net income divided by average total assets).
•Return on average stockholders’ equity.
•Efficiency ratio (Operating expenses as a percentage of interest, fees, services and other operating income).
•Asset quality and loan coverage ratios.

The Bank has the following segments: Banking Colombia, Trust, Investment Banking, Brokerage, International Banking and All other segments. The factors used to identify the Bank’s reportable segments are the nature of the products and services provided by the subsidiaries and the geographical locations where the subsidiaries are domiciled, in line with the CODM’s operating decisions related to the results of each segment.

The Bank’s operating segments are comprised as follows:

• Banking Colombia

This segment provides retail and corporate banking products and services to individuals, companies and national and local governments in Colombia. The Bank’s strategy in Colombia is to grow with these clients based on value added and long-term relationships. In order to offer specialized services to individuals to guarantee quality service and promote business growth and country development.

In order to offer specialized services to individuals, small and medium-sized enterprises (SMEs) and large companies, the individual sales force classifies its target customers as: Personal, Plus and Corporate. The Bank´s corporate and government sales force targets and specializes in companies with more than COP 100,000 in revenue in twelve economic sectors: agribusiness, commerce, manufacturing of supplies and materials, consumer goods, financial services, health, education, construction, government, infrastructure, real estate, and natural resources.

This segment is responsible for managing the Bank operations with its own portfolio, liquidity and distribution of treasury products and services to its customers in Colombia.

• Trust

This segment provides trust and asset management services to clients in Colombia through Fiduciaria Bancolombia S.A. Sociedad Fiduciaria.

The main products offered by this segment include money market accounts, mutual and pension funds, private equity funds, payment trust, custody services and corporate trust.

• Investment Banking

This segment provides corporate and project financial advisory services, underwriting, capital markets services and private equity management through Banca de Inversión Bancolombia S.A. Corporación Financiera. Its customers include private and publicly-held corporations as well as government institutions.

• Brokerage

This segment provides brokerage, investment advisory and private banking services to individuals and institutions through Valores Bancolombia S.A. Comisionista de Bolsa. It sells and distributes equities, futures, foreign currencies, fixed income securities, mutual funds and structured products.

This segments also includes the operations of Cibest Capital Holdings USA LLC (before Bancolombia Capital Holdings USA LLC), Cibest Capital Securities LLC (before Bancolombia Capital LLC) and Cibest Capital Advisory Services LLC (before Bancolombia Capital Advisers LLC). to provide broker-dealer and investment advisor services in the United States.

• International Banking

This segment provides a complete line of international banking services to Colombian and foreign customers through Bancolombia Panamá S.A. and Bancolombia Puerto Rico International, Inc. It offers loans to private sector companies, trade financing, leases financing and financing for industrial projects, as well as a complete portfolio of cash management products, such as checking accounts, international collections and payments. Through these subsidiaries, the Bank also offers investment opportunities in U.S. dollars, savings and checking accounts, time deposits, and investment funds to its high net worth clients and private banking customers.

Operations in the Cayman Islands through Sinesa Cayman, Inc. (before Bancolombia Cayman S.A.) have been canceled or transferred. As of June 30, 2025, the company is in the process of dissolution and liquidation. For further information, see Note 1. Reporting entity.

• All other segments

This segment provides real estate service through the FCP Fondo Inmobiliario Colombia, P.A. FAI CALLE 77, P.A. Nomad Salitre, P.A. Mercurio, P.A. Nomad Central, P.A. Calle 84 (2), P.A. Calle 84 (3), P.A. Cedis Sodimac, P.A. Nomad Distrito Vera and P.A. Nexo.

This segment also includes results from the operations of other investment vehicles of the Bank: Valores Simesa S.A., Inversiones CFNS S.A.S., Sistema de Inversiones y Negocios S.A. Sinesa.

In accordance with IFRS 8, the figures reported in "all other segments" combine the information on operating segments that did not meet the quantitative thresholds defined by this same standard, i.e., the absolute individual amount of their reported results is, in absolute terms, less than 10 percent of the combined results of all segments and their assets represent less than 10 percent of the combined assets of all operating segments of the Bank.

Financial performance by operating segment:

The CODM reviews the performance of the Bank using the following financial information by operating segment:

	For the six months ended June 30, 2025
	Banking Colombia	Trust	Investment banking	Brokerage	International Banking	All other segments	Total segments
In millions of COP
Total interest and valuation on financial instruments	13,050,356	29	2	33,817	587,705	7,575	13,679,484
Interest income on loans and financial leases	12,233,337	29	-	2,041	501,088	8,699	12,745,194
Debt investments	849,962	-	2	23,174	49,735	717	923,590
Derivatives, net	(52,926)	-	-	(310)	(57)	(1,841)	(55,134)
Liquidity operations, net	19,983	-	-	8,912	36,939	-	65,834
Interest expenses	(4,989,342)	(73)	-	(67)	(355,315)	(59,574)	(5,404,371)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	8,061,014	(44)	2	33,750	232,390	(51,999)	8,275,113
Credit impairment charges, net	(1,676,331)	(1,062)	215	(138)	(58,473)	(4,254)	(1,740,043)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	6,384,683	(1,106)	217	33,612	173,917	(56,253)	6,535,070
(Expenses) Revenues from transactions by the operating segments of the Bank	(75,838)	(34,590)	2,824	47,419	122,142	(61,957)	-
Fees and commissions income(1)	2,916,263	248,692	17,515	77,395	29,155	41	3,289,061
Fees and commissions expenses	(1,531,516)	(3,982)	(39)	(5,371)	(9,787)	(1,238)	(1,551,933)
Total fees and commissions, net	1,384,747	244,710	17,476	72,024	19,368	(1,197)	1,737,128
Other operating income (expenses)	906,434	5,786	(384)	808	7,038	245,696	1,165,378
Dividends and net income on equity investments(2)	52,458	14,782	31,152	1,209	(135)	148,306	247,772
Total operating income, net	8,652,484	229,582	51,285	155,072	322,330	274,595	9,685,348
Operating expenses(3)	(4,621,031)	(87,201)	(28,595)	(103,657)	(53,781)	(67,884)	(4,962,149)
Impairment, depreciation and amortization	(386,774)	(1,697)	(47)	(1,521)	(1,373)	(785)	(392,197)
Total operating expenses	(5,007,805)	(88,898)	(28,642)	(105,178)	(55,154)	(68,669)	(5,354,346)
Profit before income tax	3,644,679	140,684	22,643	49,894	267,176	205,926	4,331,002
(1)For further information about income from contracts with customers, see Note 16.3. Commissions.
(2)For further information see Note 16.5. Dividends and net income on equity investments.
(3)Includes salaries and employee benefits, other administration and general expenses and taxes other than income tax.

For the three months ended June 30, 2025
	Banking Colombia	Trust	Investment banking	Brokerage	International Banking	All other segments	Net effect of the spin-off(4)	Total segments
In millions of COP
Total interest and valuation on financial instruments	6,626,704	17	1	17,775	320,885	3,669	(1,703,026)	5,266,025
Interest income on loans and financial leases	6,183,038	17	-	953	281,289	4,370	(1,488,081)	4,981,586
Debt investments	448,576	-	1	10,379	25,743	689	(195,393)	289,995
Derivatives, net	(10,317)	-	-	(23)	-	(1,390)	(574)	(12,304)
Liquidity operations, net	5,407	-	-	6,466	13,853	-	(18,978)	6,748
Interest expenses	(2,522,963)	(44)	-	(32)	(169,503)	(30,278)	667,908	(2,054,912)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	4,103,741	(27)	1	17,743	151,382	(26,609)	(1,035,118)	3,211,113
Credit impairment charges, net	(806,748)	(703)	24	(106)	(24,403)	(2,259)	193,701	(640,494)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	3,296,993	(730)	25	17,637	126,979	(28,868)	(841,417)	2,570,619
(Expenses) Revenues from transactions by the operating segments of the Bank	(28,969)	(18,357)	1,503	23,153	28,673	(31,855)	25,852	-
Fees and commissions income(1)	1,504,658	125,995	14,794	40,621	16,360	20	(334,622)	1,367,826
Fees and commissions expenses	(799,182)	(1,355)	(22)	(3,129)	(7,224)	(662)	163,108	(648,466)
Total fees and commissions, net	705,476	124,640	14,772	37,492	9,136	(642)	(171,514)	719,360
Other operating income (expenses)	604,909	3,549	65	(1,316)	3,295	143,321	(425,016)	328,807
Dividends and net income on equity investments(2)	23,294	8,104	11,692	305	(150)	69,974	(2,772)	110,447
Total operating income, net	4,601,703	117,206	28,057	77,271	167,933	151,930	(1,414,867)	3,729,233
Operating expenses(3)	(2,382,234)	(43,444)	(16,451)	(50,673)	(29,088)	(34,172)	820,084	(1,735,978)
Impairment, depreciation and amortization	(195,907)	(892)	(24)	(767)	(569)	(453)	72,672	(125,940)
Total operating expenses	(2,578,141)	(44,336)	(16,475)	(51,440)	(29,657)	(34,625)	892,756	(1,861,918)
Profit before income tax	2,023,562	72,870	11,582	25,831	138,276	117,305	(522,111)	1,867,315
(1)For further information about income from contracts with customers, see Note 16.3. Commissions.
(2)For further information see Note 16.5. Dividends and net income on equity investments
(3)Includes salaries and employee benefits, other administration and general expenses and taxes other than income
(4)The net effect of the spin-off corresponds to the accumulated values as of March 31, 2025 of the spun-off companies in accordance with the change in the Group's corporate structure. For further information on this transaction, see Note 1. Reporting Entity

	For the six months ended June 30, 2024
	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment banking	Brokerage	International Banking	All other segments	Total segments
In millions of COP
Total interest and valuation on financial instruments	14,181,605	1,303,962	869,760	911,749	45	2	18,024	615,687	140,035	18,040,869
Interest income on loans and financial leases	13,357,143	1,110,143	764,182	849,663	45	-	2,998	481,788	142,021	16,707,983
Debt investments	692,757	143,634	104,520	59,626	-	2	13,324	67,149	-	1,081,012
Derivatives, net	(10,287)	1,312	746	-	-	-	(2,059)	-	(1,986)	(12,274)
Liquidity operations, net	141,992	48,873	312	2,460	-	-	3,761	66,750	-	264,148
Interest expenses	(6,072,945)	(630,941)	(209,191)	(371,131)	(85)	-	(86)	(330,292)	(81,294)	(7,695,965)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	8,108,660	673,021	660,569	540,618	(40)	2	17,938	285,395	58,741	10,344,904
Credit impairment charges, net	(2,377,416)	(194,406)	(130,399)	(189,405)	(682)	40	(4)	(5,728)	(35,763)	(2,933,763)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	5,731,244	478,615	530,170	351,213	(722)	42	17,934	279,667	22,978	7,411,141
(Expenses) Revenues from transactions by the operating segments of the Bank	(64,899)	(20,301)	(14,716)	(35,511)	(27,161)	5,593	40,753	189,247	(73,005)	-
Fees and commissions income(1)	2,731,031	275,091	234,132	99,279	214,445	40,624	64,236	25,766	15,334	3,699,938
Fees and commissions expenses	(1,367,225)	(122,593)	(103,018)	(38,787)	(1,822)	(83)	(4,644)	(5,426)	(1,476)	(1,645,074)
Total fees and commissions, net	1,363,806	152,498	131,114	60,492	212,623	40,541	59,592	20,340	13,858	2,054,864
Other operating income	303,552	25,301	23,702	53,070	5,127	925	1,987	5,522	951,227	1,370,413
Dividends and net income on equity investments(2)	(164,746)	6,761	4,400	1,497	14,495	(127,408)	3,096	14	121,123	(140,768)
Total operating income, net	7,168,957	642,874	674,670	430,761	204,362	(80,307)	123,362	494,790	1,036,181	10,695,650
Operating expenses(3)	(4,147,282)	(395,105)	(351,166)	(288,228)	(75,544)	(23,717)	(92,197)	(42,614)	(541,085)	(5,956,938)
Impairment, depreciation and amortization	(388,655)	(53,299)	(39,034)	(24,536)	(1,387)	(46)	(1,389)	(1,068)	(24,330)	(533,744)
Total operating expenses	(4,535,937)	(448,404)	(390,200)	(312,764)	(76,931)	(23,763)	(93,586)	(43,682)	(565,415)	(6,490,682)
Profit before income tax	2,633,020	194,470	284,470	117,997	127,431	(104,070)	29,776	451,108	470,766	4,204,968
(1)For further information about income from contracts with customers, see Note 16.3. Commissions.
(2)For further information see Note 16.5. Dividends and net income on equity investments
(3)Includes salaries and employee benefits, other administration and general expenses and taxes other than income tax.

	For the three months ended June 30, 2024
	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment banking	Brokerage	International Banking	All other segments	Total segments
In millions of COP
Total interest and valuation on financial instruments	6,974,007	654,101	442,483	474,719	24	1	9,145	319,880	69,115	8,943,475
Interest income on loans and financial leases	6,625,836	554,851	388,082	443,257	24	-	1,465	251,616	71,101	8,336,232
Debt investments	326,345	74,369	53,693	30,618	-	1	5,960	33,979	-	524,965
Derivatives, net	(17,405)	536	475	-	-	-	(208)	-	(1,986)	(18,588)
Liquidity operations, net	39,231	24,345	233	844	-	-	1,928	34,285	-	100,866
Interest expenses	(2,938,174)	(317,537)	(104,070)	(189,332)	(51)	-	(44)	(167,883)	(39,795)	(3,756,886)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	4,035,833	336,564	338,413	285,387	(27)	1	9,101	151,997	29,320	5,186,589
Credit impairment charges, net	(1,314,422)	(132,548)	(63,769)	(89,964)	(242)	(781)	(11)	(4,307)	(12,739)	(1,618,783)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	2,721,411	204,016	274,644	195,423	(269)	(780)	9,090	147,690	16,581	3,567,806
(Expenses) Revenues from transactions by the operating segments of the Bank	(33,091)	(11,150)	(6,126)	(18,311)	(14,908)	2,374	21,416	97,141	(37,345)	-
Fees and commissions income(1)	1,428,322	153,735	120,487	50,419	105,645	32,484	37,091	11,623	8,240	1,948,046
Fees and commissions expenses	(758,361)	(66,497)	(53,738)	(20,343)	(957)	(53)	(2,348)	(2,888)	(1,063)	(906,248)
Total fees and commissions, net	669,961	87,238	66,749	30,076	104,688	32,431	34,743	8,735	7,177	1,041,798
Other operating income	211,961	13,989	11,946	17,288	2,927	546	946	2,967	478,514	741,084
Dividends and net income on equity investments(2)	(161,152)	269	2,949	1,490	6,461	(137,689)	1,773	7	60,317	(225,575)
Total operating income, net	3,409,090	294,362	350,162	225,966	98,899	(103,118)	67,968	256,540	525,244	5,125,113
Operating expenses(3)	(2,139,808)	(201,793)	(176,900)	(144,610)	(37,510)	(12,340)	(44,617)	(23,133)	(245,843)	(3,026,554)
Impairment, depreciation and amortization	(199,244)	(27,023)	(20,362)	(12,600)	(732)	(19)	(713)	(478)	(12,311)	(273,482)
Total operating expenses	(2,339,052)	(228,816)	(197,262)	(157,210)	(38,242)	(12,359)	(45,330)	(23,611)	(258,154)	(3,300,036)
Profit before income tax	1,070,038	65,546	152,900	68,756	60,657	(115,477)	22,638	232,929	267,090	1,825,077
(1)For further information about income from contracts with customers, see Note 16.3. Commissions.
(2)For further information see Note 16.5. Dividends and net income on equity investments
(3)Includes salaries and employee benefits, other administration and general expenses and taxes other than income tax.

NOTE 4. CASH AND CASH EQUIVALENTS
For purposes of the Condensed Consolidated Interim Statement of cash flow and the Condensed Consolidated Interim Statement of Financial Position, the following assets are considered as cash and cash equivalents:

	June 30, 2025	December 31, 2024
In millions of COP
Cash and balances at central bank
Cash	7,037,818	9,439,363
Due from central banks(1)	3,901,745	7,504,135
Due from other private financial entities	4,976,605	7,778,937
Checks on hold	—	132,929
Remittances of domestic negotiated checks in transit	55	26,172
Total cash and due from banks	15,916,223	24,881,536
Money market transactions
Interbank borrowings	2,604,216	2,239,615
Reverse repurchase agreements and other similar secured loans(2)	2,660,852	5,722,948
Total money market transactions	5,265,068	7,962,563
Total cash and cash equivalents(3)	21,181,291	32,844,099
(1)According to External Resolution No. 3 of 2024 of Banco de la República de Colombia, which amends External Resolution No. 5 of 2008, Bancolombia S.A. must maintain, the equivalent of 7% of the deposits mentioned in Article 1, paragraph (a), and the equivalent of 2.5% of its customer’s deposits with a maturity of less than 18 months (paragraph b), as ordinary reserve, represented in deposits at the Central Bank or as cash in hand. Additionally, circular SBP-DR-CIRCULAR-2024-0036 dated July 02, 2024, communicates the decision of the Superintendency of Banks of Panama to maintain the percentage established in the General Resolution of the Board of Directors SBP-GJD-0003-2014 dated January 28, 2014, which sets at 30.00% the minimum legal liquidity rate that Panamanian banks must maintain.
(2)The variation is mainly generated by the decrease in Reverse repurchase agreements and other similar secured loans in simultaneous operations with the Cámara de Riesgo Central de Contraparte in Colombia.
(3)The variation compared to December 2024 includes the effect of the change in the Group's corporate structure. For more information See note 1. Reporting entity.

As of June 30, 2025 and December 31, 2024, restricted cash is presented amounting to COP 438,246 and COP 530,924, respectively, included in other assets on the Condensed Consolidated Interim Statement of Financial Position, which represents margin deposits pledged as collateral for derivative contracts traded through Colombian clearing houses.

NOTE 5. FINANCIAL ASSETS INVESTMENTS AND DERIVATIVES
5.1   Financial assets investments
The Bank’s securities portfolios at fair value through profit or loss, other comprehensive income and at amortized cost are listed below, as of June 30, 2025 and 2024:
As of June 30, 2025

Financial assets investments	Measurement methodology			Total carrying value, net
	Fair value through profit or loss	Fair value through other comprehensive income, net	Amortized cost, net
In millions of COP
Securities issued by the Colombian Government(1)	15,378,355	2,514,109	146,547	18,039,011
Securities issued by foreign governments	2,713,136	-	211,866	2,925,002
Corporate bonds	106,791	592,128	1,024,617	1,723,536
Securities issued by government entities	117,633	-	3,639,188	3,756,821
Securities issued by other financial institutions(2)(3)	515,379	102,295	469,401	1,087,075
Total debt instruments	18,831,294	3,208,532	5,491,619	27,531,445
Total equity securities	561,783	255,866	-	817,649
Total other instruments financial(4)	20,068	-	-	20,068
Total financial assets investments(5)	19,413,145	3,464,398	5,491,619	28,369,162
(1)The increase in investments in financial assets measured at fair value through profit or loss is mostly due to the acquisition of Colombian treasury instruments (TES) by Bancolombia S.A.
(2)Includes mortgage-backed securities (TIPS) measured at fair value through profit or loss amounting to COP 113,845. For further information on TIPS’ fair value measurement see Note 20. Fair value of assets and liabilities.
(3)At June 30, 2025, the Bank has recognized in the Condensed Consolidated Interim Statement of Comprehensive Income COP (8,798) related to debt instruments at fair value through OCI.
(4)Corresponds to convertible notes or agreements for the future purchase of shares, Simple Agreement for Future Equity “SAFE”, by Sistema de Inversiones y Negocios, S.A., Inversiones CFNS S.A.S. and Bancolombia S.A.
(5)The variation compared to December 2024 includes the effect of the change in the Group's corporate structure. For more information, see Note 1. Reporting Entity.

As of December 31, 2024

Financial assets investments	Measurement methodology			Total carrying value, net
	Fair value through profit or loss	Fair value through other comprehensive income, net	Amortized cost, net
In millions of COP
Securities issued by foreign governments	11,644,181	2,683,925	159,323	14,487,429
Securities issued by the Colombian Government	10,283,450	1,484,546	651,494	12,419,490
Corporate bonds	257,326	639,108	3,612,049	4,508,483
Securities issued by government entities	118,760	-	3,380,491	3,499,251
Securities issued by other financial institutions(1)(2)	731,564	276,837	601,521	1,609,922
Total debt instruments	23,035,281	5,084,416	8,404,878	36,524,575
Total equity securities	537,213	474,097	-	1,011,310
Total other instruments financial(3)	34,385	-	-	34,385
Total financial assets investments	23,606,879	5,558,513	8,404,878	37,570,270
(1)Includes mortgage-backed securities (TIPS) measured at fair value through profit or loss amounting to COP 142,945. For further information on TIPS’ fair value measurement see Note 20. Fair value of assets and liabilities.
(2)At December 31, 2024, the Bank has recognized in the Consolidated Statement of Comprehensive Income COP 23,236 related to debt instruments at fair value through OCI.
(3)Corresponds to convertible notes or agreements for the future purchase of shares, Simple Agreement for Future Equity “SAFE”, by Inversiones CFNS S.A.S., Sistema de Inversiones y Negocios, S.A. and Banagrícola S.A.
The following table shows the breakdown of the changes in the gross carrying amount of the debt securities at fair value through other comprehensive income and amortized cost, in order to explain their significance to the changes in the loss allowance for the same portfolio as discussed above:
As of June 30, 2025

Debt instruments portfolio measure at fair value through OCI and amortized cost	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Gross carrying amount as at 1 January 2025	12,998,652	454,065	36,577	13,489,294
Transfer from stage 1 to stage 2(1)	(146,547)	146,547	-	-
Sales and maturities	(4,098,919)	-	-	(4,098,919)
Purchases(2)	1,630,177	2,490,647	-	4,120,824
Valuation and payments	19,663	24,048	-	43,711
Net effect of spin-off(3)	(4,627,385)	(100,496)	(36,577)	(4,764,458)
Foreign Exchange	(63,061)	(27,240)	-	(90,301)
Gross carrying amount as at 30 June 2025	5,712,580	2,987,571	-	8,700,151
(1)Stage transfer in Colombian treasury instruments (TES) by Bancolombia Panamá S.A. and Bancolombia Puerto Rico Internacional Inc.
(2)Corresponds mainly to purchase of securities issued by government entities by Bancolombia S.A.
(3)The net effect of the spin-off for COP (4,764,458) corresponds to the decrease in debt securities at fair value with changes in OCI for COP (1,701,803), amortized cost for COP (3,348,206) and the valuation, purchases, sales, maturities and exchange differences recorded during the period for COP 285,551. For more information, see Note 1 Reporting Entity.

As of December 31, 2024

Debt instruments portfolio measure at fair value through OCI and amortized cost	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Gross carrying amount as at 1 January 2024	12,760,342	205,133	30,784	12,996,259
Transfer from stage 1 to stage 2(1)	(294,440)	294,440	-	-
Transfer from stage 2 to stage 1(2)	12,678	(12,678)	-	-
Sales and maturities	(7,928,390)	(171,505)	-	(8,099,895)
Purchases	7,975,932	129,455	-	8,105,387
Valuation and payments	(125,564)	3,806	984	(120,774)
Foreign Exchange	598,094	5,414	4,809	608,317
Gross carrying amount as at 31 December 2024	12,998,652	454,065	36,577	13,489,294
(1)Stage transfer in corporate bonds by Banistmo S.A., Bancolombia Puerto Rico Internacional Inc and Bancolombia Panamá S.A.
(2)Stage transfer in corporate bonds by Banagrícola S.A.

The following table shows the impairment detail for the debt instruments portfolio using the expected credit losses model:
As of June 30, 2025

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Securities at amortized cost, net	5,018,157	473,462	-	5,491,619
Carrying amount	5,025,336	479,394	-	5,504,730
Loss allowance	(7,179)	(5,932)	-	(13,111)
Securities at fair value through other comprehensive income(1)	694,423	2,514,109	-	3,208,532
Total debt instruments portfolio measure at fair value through OCI and amortized cost(2)	5,712,580	2,987,571	-	8,700,151
(1)Loss allowance of investments at fair value through OCI corresponds to COP 7,142 classified mainly in stage 1 to COP 1,950 and in stage 2 to COP 5,192; the loss allowance increase in relation to 2024 from COP 5,191 is due to the acquisition of instruments, and the decrease from COP (3,118) is due to net effect of spin-off and from COP (1,287) in sales and maturities.
(2)The variation includes the effect of the change in the Group's corporate structure. For more information, see Note 1. Reporting Entity.

As of December 31, 2024

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Securities at amortized cost, net	7,975,158	393,143	36,577	8,404,878
Carrying amount	8,008,567	401,263	53,985	8,463,815
Loss allowance	(33,409)	(8,120)	(17,408)	(58,937)
Securities at fair value through other comprehensive income(1)	5,023,494	60,922	-	5,084,416
Total debt instruments portfolio measure at fair value through OCI and amortized cost	12,998,652	454,065	36,577	13,489,294
(1)Loss allowance of investments at fair value through OCI corresponds to COP 6,513 classified mainly in stage 1 to COP 5,734.

The following table sets forth the changes in the allowance for debt instruments measured at amortized cost:
As of June 30, 2025

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Loss allowance of January 1, 2025	33,409	8,120	17,408	58,937
Transfer from stage 1 to stage 2(1)	(2,099)	2,099	-	-
Sales and maturities	(825)	-	-	(825)
New debt instruments purchased(2)	3,164	-	-	3,164
Net provisions recognized during the period	(3,299)	(1,479)	-	(4,778)
Net effect of spin-off(3)	(22,977)	(2,413)	(17,408)	(42,798)
Foreign Exchange(4)	(194)	(395)	-	(589)
Loss allowance of June 30, 2025	7,179	5,932	-	13,111
(1)Stage transfer in Colombian treasury instruments (TES) by Bancolombia Panamá S.A. and Bancolombia Puerto Rico Internacional Inc.
(2)Impairment is mainly in government entities by Bancolombia S.A.
(3)The net effect of the spin-off for COP (42,798) corresponds to the impairment balance of investment financial instruments of companies that are not consolidated with Bancolombia in accordance with the change in the corporate structure. For more information on the transaction, see Note 1. Reporting Entity
(4)The decrease is due to the variation in the market representative rate during the year 2025.

As of June 30, 2024

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Loss allowance of January 1, 2024	29,939	11,913	13,951	55,803
Transfer from stage 1 to stage 2(1)	(665)	665	-	-
Transfer from stage 2 to stage 1(1)	354	(354)	-	-
Sales and maturities	(2,659)	(5,895)	-	(8,554)
New debt instruments purchased(2)	5,717	343	-	6,060
Net provisions recognized during the period	(6,841)	(2,778)	(2,150)	(11,769)
Foreign Exchange	1,553	353	1,065	2,971
Loss allowance of June 30, 2024	27,398	4,247	12,866	44,511
(1)Stage transfer in corporate bonds by Banistmo S.A. and Banagrícola S.A.
(2) Impairment is mainly in securities issued by government entities and corporate bonds by Bancolombia S.A. and Banistmo S.A.

The Bank has recognized in the condensed consolidated interim statement of comprehensive income related to equity securities and trust funds at fair value through OCI as of June 30, 2025, and 2024, COP (27,926) and COP 18,496, respectively. See condensed consolidated interim statement of comprehensive income.

Equity securities that are measured at fair value through OCI are considered strategic for the Bank and, thus, there is no intention to sell them in the foreseeable future and that is the main reason for using this presentation alternative.

The following table details the equity instruments designated at fair value through OCI analyzed by listing status:

Equity securities	Carrying amount
	June 30, 2025	December 31, 2024
In millions of COP
Securities at fair value through OCI:
Equity securities listed in Colombia	2	2
Equity securities listed in foreign countries	76,456	76,795
Equity securities unlisted:
Telered S.A.(1)	-	160,761
Asociación Gremial de Instituciones Financieras Credibanco S.A.	108,599	109,011
Transacciones y Transferencias, S. A.(1)	-	55,401
Compañía de Procesamiento de Medios de Pago Guatemala (Bahamas), S. A.(1)	-	18,913
Cámara de Riesgo Central de Contraparte de Colombia S.A.	18,921	17,385
Nequi S.A. Compañía de Financiamiento(1)	12,024	-
Pexton Holdings Limited	9,659	-
Suncolombia SAS	6,105	-
Derecho Fiduciario Inmobiliaria Cadenalco(1)	-	4,212
Others	24,100	31,617
Total equity securities at fair value through OCI(1)	255,866	474,097
(1)The change compared to December 2024 includes the effect of the change in the Group's corporate structure. For further information, see Note 1. Reporting Entity..
As of June 30, 2025 and 2024 impairment loss was recognized on equity securities for COP 526 and COP 0, respectively. Dividends received from equity investments at fair value through OCI held as of June 30, 2025 and 2024 amounted to COP 6,110 and COP 12,623, respectively. See Note 16.5. Dividends and net income on equity investments.
5.2   Derivative financial instruments
The Bank derivative activities do not give rise to significant open positions in portfolios of derivatives. The Bank enters into derivative transactions to facilitate customer business, for hedging purposes and arbitrage activities, such as forwards, options or swaps where the underlying are exchange rates, interest rates and securities.
A swap agreement is a contract between two parties to exchange cash flows based on specified underlying notional amounts, assets and/or indices. Financial futures and forward settlement contracts are agreements to buy or sell a quantity of a financial instrument (including another derivative financial instrument), index, currency or commodity at a predetermined rate or price during a period or at a date in the future. Futures and option contracts are standardized agreements for future delivery, traded on exchanges that typically act as a platform.
For further information related to the objectives, policies and processes for managing the Bank’s risk, please see Risk Management.

The following table sets forth the carrying values of the Bank’s derivatives by type of risk as of June 30, 2025 and December 31, 2024:

Derivatives	June 30, 2025	December 31, 2024
In millions of COP
Forwards
Assets
Foreign exchange contracts	2,002,041	1,084,830
Equity contracts	13,897	51,645
Subtotal assets	2,015,938	1,136,475
Liabilities
Foreign exchange contracts	1,970,840	972,295
Equity contracts	9,149	1,367
Subtotal liabilities	1,979,989	973,662
Total forwards(1)	35,949	162,813
Swaps
Assets
Foreign exchange contracts	920,436	1,463,256
Interest rate contracts	193,255	236,033
Subtotal assets	1,113,691	1,699,289
Liabilities
Foreign exchange contracts	1,142,281	1,332,431
Interest rate contracts	227,629	291,068
Subtotal liabilities	1,369,910	1,623,499
Total swaps(2)	(256,219)	75,790
Options
Assets
Foreign exchange contracts	84,439	102,378
Subtotal assets	84,439	102,378
Liabilities
Foreign exchange contracts	153,909	82,482
Subtotal liabilities	153,909	82,482
Total options	(69,470)	19,896
Derivative assets(3)	3,214,068	2,938,142
Derivative liabilities(3)	3,503,808	2,679,643
(1)At June 30, 2025, there is a variation mainly at Bancolombia S.A. in Forward assets and liabilities compared to those in effect as December 31, 2024. Out of a total of 14,404 operations 11,071 have matured as June 30, 2025.
(2) At June 30, 2025, there is a variation mainly at Bancolombia S.A. in the active and passive Swaps contracts compared to those in effect as December 31, 2024. Out of a total of 10,220 operations 1,610 have matured as June 30, 2025.
(3) The variation compared to December 2024 includes the effect of the change in the Group's corporate structure. For more information See note 1. Reporting entity.

NOTE 6. LOANS AND ADVANCES TO CUSTOMERS, NET
Loans and financial leasing operating portfolio
The following is the composition of the loans and financial leasing operations portfolio, net as of June 30, 2025 and December 31, 2024:

Composition	June 30, 2025	December 31, 2024
In millions of COP
Commercial	120,702,258	153,252,811
Consumer	37,736,066	55,815,683
Mortgage	27,209,082	41,741,601
Financial Leases	26,958,689	27,291,604
Small Business Loans	912,050	1,352,209
Total gross loans and advances to customers	213,518,145	279,453,908
Total allowance	(11,571,361)	(16,179,738)
Total Net loans and advances to customers	201,946,784	263,274,170

Allowance for loans losses
The following table sets forth the changes in the allowance for loans and advances and lease losses of June 30, 2025 and 2024:
As of June 30, 2025

Concept	Commercial	Consumer	Mortgage	Financial Leases	Small business loans	Total
In millions of COP
Balance at January 1, 2025	7,259,230	6,497,777	1,235,177	1,088,272	99,282	16,179,738
Loan sales(1)	(293,950)	-	-	-	-	(293,950)
Recovery of charged - off loans(2)	91,366	149,797	12,425	42,287	471	296,346
Credit impairment charges on loans, advances and financial leases, net(3)	277,261	1,329,509	37,269	17,202	44,749	1,705,990
Adjusted stage 3(4)	131,579	207,420	21,672	33,676	2,682	397,029
Charges-off(2)	(761,499)	(2,166,293)	(29,347)	(126,168)	(33,263)	(3,116,570)
Net effect of the spin-off(5)	(1,536,643)	(1,557,542)	(354,588)	(111,861)	(22,462)	(3,583,096)
Translation adjustment(6)	(13,304)	(57)	-	(765)	-	(14,126)
Balance at June 30, 2025	5,154,040	4,460,611	922,608	942,643	91,459	11,571,361
(1)Corresponds to the release of loan allowances related to portfolio sales.
(2)This amount results from collections of previously charged off loans.
(3)The loss allowance for the accumulated year 2025 decreased by 42% compared to the same period of the previous year. This reduction is attributed to both the distribution of Bancolombia’s subsidiaries to Grupo Cibest and the improved performance of the consumer portfolio.
(4)Recognized as a reduction to Interest Income on loans and financial leases in Condensed Consolidated Interim Statement of Income, in accordance with IFRS 9.
(5)The net effect of the spin-off for COP (3,583,096) corresponds to the decrease in the loan portfolio provision for COP 3,360,919, impairment recognized in results for COP (288,746) and write-offs, exchange differences and others for COP 66,569, as of April 30, 2025. For more information, see Note 1 Reporting Entity.

(6)The variation is due to the decrease in the representative market rate, which went from COP 4,409.15 in December 2024 to COP 4,069.67 in June 2025.

As of June 30, 2024

Concept	Commercial	Consumer	Mortgage	Financial Leases	Small business loans	Total
In millions of COP
Balance at January 1, 2024	6,290,266	7,717,038	1,023,206	1,024,575	168,018	16,223,103
Recovery of charged - off loans(1)	66,406	260,035	27,696	36,741	3,236	394,114
Credit impairment charges on loans, advances and financial leases, net	362,459	2,393,897	137,446	58,128	5,994	2,957,924
Adjusted stage 3(2)	166,390	297,922	18,271	35,605	5,150	523,338
Charges-off(1)	(407,168)	(3,118,936)	(65,587)	(86,742)	(51,923)	(3,730,356)
Translation adjustment(3)	130,146	147,028	29,076	4,800	1,662	312,712
Balance at June 30, 2024	6,608,499	7,696,984	1,170,108	1,073,107	132,137	16,680,835
(1)The charges-off still subject to enforcement activity.
(2)Recognized as a reduction to Interest Income on loans and financial leases in Condensed Consolidated Interim Statement of Income, in accordance with IFRS 9.
(3)The variation is due to the increase in the market representative rate from COP 3,822.05 in December 2023 to COP 4,148.04 in June 2024.

The following table presents information about the nature and effects of changes in the contractual cash flows of the loan portfolio that did not result in derecognition and the effect of these changes on the measurement of expected credit losses.

Changes in the contractual cash flows of the loan portfolio that did not result in derecognition
In millions of COP
	June 30, 2025	December 31, 2024
Loan portfolio modified during the period
Amortized cost before modification	3,014,110	7,563,621
Net gain or loss on changes	(90,945)	(560,552)
Loan portfolio modified since initial recognition
Gross carrying value of the previously modified loan portfolio for which the allowance for losses has been changed from the asset's life to the expected credit losses for 12 months.	216,857	325,028
Impact of movements in the value of the portfolio and loss allowance by Stage
Variation June 2025 vs December 2024
The portfolio value movements and provision by Stage are mainly attributable to the distribution of certain Bancolombia’s subsidiaries to Grupo Cibest, the new holding company, in the first half of the year. As a result, a decrease is observed in both items across all Stages.

The information presented below shows the maximum exposure to credit risk for the periods ended June 30, 2025 and December 31, 2024:

As of June 30, 2025

Maximum exposure to credit risk
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Commercial	111,278,012	3,422,322	6,001,924	120,702,258
Consumer	31,862,232	3,258,768	2,615,066	37,736,066
Mortgage	24,576,618	1,431,198	1,201,266	27,209,082
Financial Leases	23,897,011	1,734,938	1,326,740	26,958,689
Small Business Loans	801,556	68,927	41,567	912,050
Total gross loans and advances to customers	192,415,429	9,916,153	11,186,563	213,518,145
Total allowance	(1,548,253)	(2,025,510)	(7,997,598)	(11,571,361)
Total Net loans and advances to customers	190,867,176	7,890,643	3,188,965	201,946,784

As of December 31, 2024

Maximum exposure to credit risk
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Commercial	137,761,467	5,545,788	9,945,556	153,252,811
Consumer	46,697,013	5,118,607	4,000,063	55,815,683
Mortgage	37,076,580	2,701,930	1,963,091	41,741,601
Financial Leases	22,561,434	3,212,710	1,517,460	27,291,604
Small Business Loans	1,175,803	91,256	85,150	1,352,209
Total gross loans and advances to customers	245,272,297	16,670,291	17,511,320	279,453,908
Total allowance	(2,174,979)	(2,673,761)	(11,330,998)	(16,179,738)
Total Net loans and advances to customers	243,097,318	13,996,530	6,180,322	263,274,170

NOTE 7. ASSETS HELD FOR SALE AND INVENTORIES, NET
The breakdown of inventories and assets held for sale, net of Bancolombia S.A. and subsidiaries is as follows:

Assets held for sale and inventories	June 30, 2025	December 31, 2024
In millions of COP
Inventories, net	688,157	932,657
Assets held for sale, net	7,351	173,742
Total assets held for sale and inventories, net(1)	695,508	1,106,399
(1) The variation compared to December 2024 includes the effect of the change in the Group's corporate structure. For more information See note 1. Reporting entity.
7.1. Inventories
Due to the nature of the financial services provided by some subsidiaries of the Bancolombia S.A. and subsidiaries, assets provided through operating or financial leases to third parties that do not exercise the purchase option or that do not have a purchase option, are recorded as inventories once the agreement expires, considering that in the course of the ordinary activities performed by such subsidiaries, those assets are routinely sold.
In addition, the Bancolombia S.A. and subsidiaries companies have a business unit that develops real estate, which are sold in the ordinary course of business and are classified as inventories.

The Bancolombia S.A. and subsidiaries inventories at June 30, 2025 and December 31, 2024, are summarized as follows:

Inventories	June 30, 2025	December 31, 2024
In millions of COP
Lands and buildings(1)	482,524	576,556
Vehicles(2)	195,024	365,173
Machinery and others	37,792	32,166
Total inventory cost	715,340	973,895
Impairment	(27,183)	(41,238)
Total inventories, net	688,157	932,657
(1)The decrease corresponds mainly to Fondo Inmobiliario Colombia due to the costs of autonomous trusts that develop projects to sell real estate units.
(2) The decrease corresponds to higher sales in the semester.

Impairment is recognized based on market price fluctuation due to the fact that the fair value is determined by the offering price less cost to sell.
There are no inventories pledged as collateral for liabilities as of June 30, 2025 and December 31, 2024.
7.2. Assets held for sale
The assets recognized by the Bancolombia S.A. and its subsidiaries as assets held for sale correspond to machinery, equipment, motor vehicles and technology, among others that have been received as foreclosed assets.
These assets are subject to a current plan for their sale, which contains the details of the selling price allocation and the advertising and marketing plan. Furthermore, the plan specifies the conditions to proceed with the selling process.
The total balance of assets held for sale, by operating segment, are detailed below:

As of June 30, 2025

Assets held for sale	Banking Colombia	Total
In millions of COP
Machinery and equipment	5,192	5,192
Cost	5,266	5,266
Impairment	(74)	(74)
Real estate for residential purposes	1,841	1,841
Cost	1,841	1,841
Real estate different from residential properties	318	318
Cost	318	318
Total assets held for sale - cost	7,425	7,425
Total assets held for sale - impairment	(74)	(74)
Total assets held for sale(1)(2)	7,351	7,351
(1)For June 30, 2025 there are no assets related to investments held for sale.
(2)The variation compared to December 2024 includes the effect of the change in the Group's corporate structure. For more information See note 1. Reporting entity.

As of December 31, 2024

Assets held for sale	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Total
In millions of COP
Machinery and equipment	5,563	4,522	-	-	10,085
Cost	5,660	4,532	-	-	10,192
Impairment	(97)	(10)	-	-	(107)
Real estate for residential purposes	2,887	111,983	6,349	12,644	133,863
Cost	2,887	116,214	6,374	12,673	138,148
Impairment	-	(4,231)	(25)	(29)	(4,285)
Real estate different from residential properties	182	29,612	-	-	29,794
Cost	182	29,787	-	-	29,969
Impairment	-	(175)	-	-	(175)
Total assets held for sale - cost	8,729	150,533	6,374	12,673	178,309
Total assets held for sale - impairment	(97)	(4,416)	(25)	(29)	(4,567)
Total assets held for sale(1)	8,632	146,117	6,349	12,644	173,742
(1)For 2024 there are no assets related to investments held for sale.
Impairment losses are recognized for the difference between the carrying and recoverable amount of the asset.

NOTE 8. GOODWILL AND INTANGIBLE ASSETS, NET
Intangibles assets and goodwill net are as follows:

	June 30, 2025	December 31, 2024
In millions of COP
Goodwill(1)	—	9,017,419
Intangible assets, net	400,356	750,484
Total intangible assets and goodwill, net	400,356	9,767,903
(1)The variation is due to the transfer of the capital gain that Grupo Bancolombia had recognized to Grupo Cibest, due to the effect of changes in the corporate structure. For more information, see Note 1. Reporting Entity

NOTE 9. INCOME TAX
The income tax is recognized in each of the countries where the Bank has operations, in accordance with the tax regulations in force in each of the jurisdictions.

9.1 Components recognized in the Consolidated Statement of Income

The next table details the total income tax for the six-month period ending June 30, 2025 and 2024, and for the three-month period from April 1 to June 30, 2025 and 2024:

	Accumulated		Quarterly
	2025	2024	2025	2024
In millions of COP
Current tax(1)
Fiscal term	(1,170,979)	(822,349)	(535,193)	(163,926)
Prior fiscal terms(2)	70,380	161,943	9,910	92,104
Total current tax	(1,100,599)	(660,406)	(525,283)	(71,822)
Deferred tax
Fiscal term	10,060	(360,890)	70,498	(321,450)
Prior fiscal terms(2)	(55,265)	(48,378)	(10,975)	9,410
Adjustments for consolidation purposes	(12,585)	11,471	6,283	20,539
Total deferred tax	(57,790)	(397,797)	65,806	(291,501)
Total income tax(3)	(1,158,389)	(1,058,203)	(459,477)	(363,323)
(1) The nominal income tax rate used in Colombia for the years 2025 and 2024 is 35%. The Colombian financial institutions of the Group liquidated some additional points in the income tax of 5%.
2) Mainly due to the effects of Sentence CE 26739 of January 25, 2024, in both Bancolombia S.A. and Renting Colombia S.A.S.; as well as for invoices received after the end of the year and industry and commerce tax paid prior to the filing of the income tax return.
(4) See table 9.3 Reconciliation of the effective tax rate.

9.2 Legal regulatory changes

In El Salvador, on March 14, 2024, Decree 969 was published in the Official Gazette with an amendment to article 4 of the Income Tax Law, which includes income obtained abroad among the income excluded from said tax.

9.3   Reconciliation of the effective tax rate
The reconciliation between total income tax expenses calculated at the current nominal tax rate and the tax expense recognized in the condensed consolidated interim statement of income for for the six-month period ended June 30, 2025 and 2024, and the three-month period from April 1 to June 30, 2025 and 2024, is detailed below:

	Accumulated		Quarterly
Reconciliation of the tax rate	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
In millions of COP
Accounting profit	4,331,002	4,204,968	1,867,315	1,825,077
Applicable tax with nominal rate(1)	(1,732,401)	(1,681,987)	(746,926)	(730,031)
Non-deductible expenses to determine taxable profit (loss)	(82,201)	(182,760)	(31,224)	(133,919)
Accounting and non-tax expense (income) to determine taxable profit (loss)	347,720	327,012	138,838	144,699
Differences in accounting bases(2)	(32,867)	250,860	(119,048)	185,421
Fiscal and non-accounting expense (income) to determine taxable profit (loss)	(306,971)	(487,139)	(39,254)	(429,194)
Ordinary activities income exempt from taxation	489,207	832,115	20,261	637,908
Ordinary activities income not constituting income or occasional tax gain	76,526	64,335	20,909	3,971
Tax deductions	106,076	133,369	48,734	101,695
Goodwill Depreciation	—	2,531	(77)	2,416
Tax depreciation surplus	101,765	108,896	50,022	54,406
Untaxed recoveries	(71,035)	(42,168)	(28,720)	(24,670)
Tax rate effect in other countries	(53,507)	(225,026)	158,695	(147,935)
Prior fiscal terms	15,115	113,565	(1,065)	101,514
Other effects of the tax rate by reconciliation between accounting profit and tax expense (income)	(15,816)	(271,806)	61,734	(129,604)
Excess of presumptive income over net income	—	—	7,644	—
Total income tax	(1,158,389)	(1,058,203)	(459,477)	(363,323)
(1) The nominal income tax rate used in Colombia for the years 2025 and 2024 is 35%.. The Colombian financial institutions of the Group liquidated some additional points in the income tax of 5%.
(2) Difference between the technical accounting frameworks in force and the full International Financial Reporting Standards (IFRS).

9.4 Components recognized in the Condensed Interim Consolidated Statement of Comprehensive Income (OCI)
See Condensed Interim Consolidated Statement of Comprehensive Income.

June 30, 2025
In millions of COP
	Amounts before taxes	Deferred tax	Net taxes
Remeasurement income related to defined benefit liability	44,043	(5,465)	38,578
Unrealized loss Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)	(29,642)	1,716	(27,926)
Unrealized loss Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)	(14,721)	5,923	(8,798)
Loss on net investment hedge in foreign operations	(722,093)	(87,305)	(809,398)
Exchange differences arising on translating the foreign operations.	(5,004,015)	-	(5,004,015)
Unrealized loss Cash flow hedge	(216)	87	(129)
Unrealized loss on investments in associates and joint ventures using equity method	(203)	(599)	(802)
Net	(5,726,847)	(85,643)	(5,812,490)

June 30, 2024
In millions of COP
	Amounts before taxes	Deferred tax	Net taxes
Remeasurement income related to defined benefit liability	15,028	(5,386)	9,642
Unrealized gain Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)	13,102	5,394	18,496
Unrealized loss Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)	(14,973)	10,843	(4,130)
Loss on net investment hedge in foreign operations	(452,000)	178,154	(273,846)
Exchange differences arising on translating the foreign operations.	1,669,069	-	1,669,069
Unrealized loss on investments in associates and joint ventures using equity method	(6,247)	890	(5,357)
Net	1,223,979	189,895	1,413,874

Quarterly results

June 30, 2025
In millions of COP
	Amounts before taxes	Deferred tax	Net taxes
Remeasurement expense related to defined benefit liability	44,043	(5,492)	38,551
Unrealized loss Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)(1)	(33,620)	1,316	(32,304)
Loss due to asset revaluation	(8,538)	2,408	(6,130)
Net loss cash flow hedge (Derivatives)	(154)	62	(92)
Loss on net investment hedge in foreign operations	(914,357)	(16,151)	(930,508)
Exchange differences arising on translating the foreign operations.	(3,930,122)	—	(3,930,122)
Unrealized gain on investments in associates and joint ventures using equity method	47	(670)	(623)
Net	(4,842,701)	(18,527)	(4,861,228)

June 30, 2024
In millions of COP
	Amounts before taxes	Deferred tax	Net taxes
Remeasurement expense related to defined benefit liability	15,028	(5,393)	9,635
Unrealized gain Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)(1)	6,642	5,935	12,577
Gains due to asset revaluation	(8,753)	8,651	(102)
Loss on net investment hedge in foreign operations	(413,925)	161,370	(252,555)
Exchange differences arising on translating the foreign operations.	1,572,026	—	1,572,026
Unrealized gains on investments in associates and joint ventures using equity method	100	(18)	82
Net	1,171,118	170,545	1,341,663
9.5       Deferred tax
In accordance with its financial projections, the companies from the Bank’s expects in the future to generate enough liquid income to offset the items recorded as deductible deferred tax. These estimates start from the financial projections that were prepared considering information from the Bank’s economic research records, the expected economic environment for the next five years. The main indicators on which the models are based are GDP growth, loans growth and interest rates. In addition to these elements, the long-term Group's strategy is taken into account.

The deferred tax asset and liability for each of the concepts that generated taxable or deductible temporary differences for the period ending June 30, 2025 are detailed below:

	December 31, 2024	Effect on Income Statement	Effect on OCI	Effect on Equity(1)	Net effect of the spin-off(2)	Adjustments for consolidation purposes	June 30, 2025
In millions of COP
Asset Deferred Tax:
Property and equipment	2,668	1	-	-	(4,232)	9,178	7,615
Employee Benefits	282,601	3,061	(5,465)	-	(47,523)	-	232,674
Deterioration assessment	612,213	(706)	-	-	(628,742)	6,526	(10,709)
Investments evaluation	5,278	-	-	-	(5,278)	-	-
Derivatives Valuation	6,063	139,326	87	-	2	-	145,478
Tax credits settlement	4,978	1,842	-	-	(4,978)	-	1,842
Financial Obligations	197,660	(138,287)	-	(59,373)	-	-	-
Insurance operations	34,906	-	-	-	(34,906)	-	-
Net investment coverage in operations abroad	362,786	(72,786)	(87,305)	-	1	-	202,696
implementation adjustment	401,830	-	-	-	(162,631)	-	239,199
Other deductions	290,284	(6,985)	-	-	(46,589)	-	236,710
Total Asset Deferred Tax (3)	2,201,267	(74,534)	(92,683)	(59,373)	(934,876)	15,704	1,055,505
Liability Deferred Tax:
Property and equipment	(114,638)	42,367	-	-	67,729	(160,620)	(165,162)
Deterioration assessment	(973,820)	24,735	-	-	3,193	132,164	(813,728)
Participatory titles evaluation	(377,994)	(36,800)	7,639	1,628	2,390	1,243	(401,894)
Derivatives evaluation	(82,375)	80,493	-	-	87	(791)	(2,586)
Lease restatement	(321,813)	(103,950)	-	-	-	-	(425,763)
Investments in associates. Adjustment for equity method	(24,805)	4,878	(599)	15	(1,749)	(285)	(22,545)
Financial Obligations	(556)	(34,382)	-	-	556	-	(34,382)
Goodwill	(1,574,360)	-	-	1,567,226	7,134	-	-
Insurance operations	(37,379)	-	-	-	37,379	-	-
Properties received in payment	(104,990)	(2,805)	-	-	12,991	-	(94,804)
implementation adjustment	(25)	-	-	-	(2)	-	(27)
Other deductions	(403,259)	54,793	-	-	76,533	-	(271,933)
Total Liability Deferred Tax (3)	(4,016,014)	29,329	7,040	1,568,869	206,241	(28,289)	(2,232,824)
Net Deferred Tax	(1,814,747)	(45,205)	(85,643)	1,509,496	(728,635)	(12,585)	(1,177,319)
(1) This corresponds to the transfer of the tax associated with capital gains, financial obligations, and valuation of financial instruments that Grupo Bancolombia had recognized to Grupo Cibest, due to the effect of changes in the corporate structure.
(2) Corresponds to the balance of deferred tax assets and liabilities of companies not consolidated with Bancolombia based on the change in corporate structure.
(3) The values revealed in the Unaudited Condensed Consolidated Interim Statement of Financial Position correspond to the sum of the net deferred tax per company.

9.6    Amount of temporary differences in subsidiaries, branches, associates over which deferred tax was not recognized is
In accordance with IAS 12, no deferred tax credit was recorded, because management can control the future moment in which such differences are reversed and this is not expected to occur in the foreseeable future.

	June 30, 2025	December 31, 2024
In millions of COP
Temporary differences
Local Subsidiaries	(139,226)	(373,971)
Foreign Subsidiaries(1)	(2,123,840)	(20,176,494)

(1) Effect corresponding to the amount of temporary differences in subsidiaries on which no taxable deferred tax is recognized for companies that are consolidated with Bancolombia in accordance with the change in the corporate structure.
9.7       Tax credits
For the 2024 period, a deferred tax asset was recognized since the Group companies will have future taxable profits in which they can charge this temporary difference.
The following is the detail of the fiscal losses and presumptive income excesses over net income in the Group's entities, which have not been used, as of June 30, 2025.

Company	Base	Deferred tax recognized asset
In millions of COP
Banca de Inversión Bancolombia S.A	4,604	1,842
Total	4,604	1,842

9.8       Dividends
9.8.1   Dividend Payment
If the parent company or any of its subsidiaries were to distribute dividends, they would be subject to the tax regulations of each of the countries in which they are decreed and distributed. In the case of Colombian companies, dividends will be subject to the application of Articles 48 and 49 of the Tax Statute and consequently will be subject to withholding at source at the established rates, in accordance with the tax characteristics of each shareholder.
9.8.2   Dividends received from Subsidiary Companies
Considering the historical tax status of the dividends received by the Bank from its affiliates and national subsidiaries, it is expected that in the future dividends will be received on the basis of non-income tax. They will not be subject to withholding tax, taking into account that the Bank, its affiliates and national subsidiaries belong to the same business group.
9.9      Tax contingent liabilities and assets
In the determination of the effective current and deferred taxes subject to review by the tax authority, the relevant regulations have been applied in accordance with the interpretations made by the Group Bancolombia.
In Colombia due to the complexity of the tax system, ongoing amendments to the tax regulations, accounting changes with implications on tax bases and in general the legal instability of the country, the tax authority may at any time have different criteria than that of the Bank. Consequently, a dispute or inspection by the tax authority on a tax treatment may affect the Bank accounting of assets or liabilities for deferred or current taxes, in accordance with the requirements of IAS 12. However, based on the criteria established in the interpretation of IFRIC 23, the Bank did not recognize uncertain tax positions in its financial statements.

NOTE 10. DEPOSITS BY CUSTOMERS
The detail of the deposits as of June 30, 2025 and December 31, 2024 is as follows:

Deposits	June 30, 2025	December 31, 2024
In millions of COP
Saving accounts(1)	105,467,117	124,636,994
Time deposits	81,694,955	109,760,722
Checking accounts	22,249,629	38,033,696
Other deposits(1)	5,625,218	6,627,989
Total deposits by customers(2)	215,036,919	279,059,401
(1) As of June 30, 2025 and December 31, 2024 includes Nequi Deposits in Bancolombia S.A by COP 5,625,972 and COP 4,449,420, respectively.
(2) The variation related to December 31, 2024 includes the effect of the change in the Group's corporate structure. For more information, see Note 1. Reporting Entity.

NOTE 11. INTERBANK DEPOSITS AND REPURCHASE AGREEMENTS AND OTHER SIMILAR SECURED BORROWING
The following table sets forth information regarding the money market operations recognized as liabilities in Condensed Consolidated Interim Statement of Financial Position:

Interbank and repurchase agreements and other similar secured borrowing	June 30, 2025	December 31, 2024
In millions of COP
Interbank Deposits
Interbank liabilities	261,289	716,493
Total interbank(1)	261,289	716,493
Repurchase agreements and other similar secured borrowing
Short selling operations	2,926,787	532,495
Temporary transfer of securities(2)	69,849	155,973
Repurchase agreements(1)	—	372,004
Total Repurchase agreements and other similar secured borrowing	2,996,636	1,060,472
Total money market transactions(1)	3,257,925	1,776,965
(1)The variation compared to December 2024 includes the effect of the change in the Group's corporate structure. For more information, see Note 1. Reporting entity.
(2)Increase recorded in Bancolombia S.A. due to repos in simultaneous operations with the Cámara de Riesgo Central de Contraparte in Colombia..

NOTE 12. BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS
As of June 30, 2025 and December 31, 2024, the composition of the borrowings from other financial institutions measured at amortized cost is the following:

Borrowings from other financial institutions	June 30, 2025	December 31, 2024
In millions of COP
Obligations granted by domestic banks	5,177,880	5,070,499
Obligations granted by foreign banks(1)	724,030	10,619,033
Total borrowings from other financial institutions	5,901,910	15,689,532
(1)The variation compared to December 2024 the effect of the change in the Group's corporate structure. For further information, see Note 1. Reporting Entity.

Obligations granted by domestic banks
As of June 30, 2025

Financial entity	Rate Minimum	Rate Maximum	June 30, 2025
In millions of COP
Fondo para el financiamiento del sector agropecuario (“Finagro”)	5.31%	17.20%	1,912,658
Financiera de desarrollo territorial (“Findeter”)	4.00%	15.45%	1,907,246
Banco de comercio exterior de Colombia (Bancoldex)	2.17%	17.30%	283,743
Other private financial entities	5.02%	13.01%	1,074,233
Total			5,177,880

As of December 31, 2024

Financial entity	Rate Minimum	Rate Maximum	December 31, 2024
In millions of COP
Fondo para el financiamiento del sector agropecuario (“Finagro”)	5.09%	13.59%	1,363,891
Financiera de desarrollo territorial (“Findeter”)	4.15%	17.21%	2,239,644
Banco de comercio exterior de Colombia (Bancoldex)	2.17%	17.50%	399,266
Other private financial entities	5.11%	13.01%	1,067,698
Total			5,070,499
The maturities of financial obligations with domestic banks as of June 30, 2025 and December 31, 2024, are as follows:

Domestic	June 30, 2025	December 31, 2024
In millions of COP
Amount expected to be settled:
No more than twelve months after the reporting period	703,614	679,069
More than twelve months after the reporting period	4,474,266	4,391,430
Total	5,177,880	5,070,499

Obligations granted by foreign banks
As of June 30, 2025

Financial entity	Rate Minimum	Rate Maximum	June 30, 2025
In millions of COP
Financing with Correspondent Banks and Multilateral Entities(1)	5.25%	7.12%	724,030
Total			724,030
(1)The variation compared to December 2024 the effect of the change in the Group's corporate structure. For further information, see Note 1. Reporting Entity.
As of December 31, 2024

Financial entity	Rate Minimum	Rate Maximum	December 31, 2024
In millions of COP
Financing with Correspondent Banks and Multilateral Entities	1.50%	8.99%	9,959,214
Banco Interamericano de Desarrollo (BID)	8.47%	9.62%	614,946
Banco Latinoamericano de Comercio Exterior (Bladex)	5.80%	5.80%	44,873
Total			10,619,033

The maturities of the financial obligations with foreign entities as of June 30, 2025 and December 31, 2024 are the following:

Foreign	June 30, 2025	December 31, 2024
In millions of COP
Amount expected to be settled:
No more than twelve months after the reporting period	314,396	7,428,943
More than twelve months after the reporting period	409,634	3,190,090
Total(1)	724,030	10,619,033
(1)The variation compared to December 2024 the effect of the change in the Group's corporate structure. For further information, see Note 1. Reporting Entity.
As of June 30, 2025 and December 31, 2024, there were some financial covenants, mainly regarding capital adequacy ratios, past due loans and allowances, linked to some of the aforementioned outstanding credit facilities. None of these covenants had been breached nor were the related obligations past due.

NOTE 13. PROVISIONS AND CONTINGENT LIABILITIES
PROVISIONS AND CONTINGENT LIABILITIES

Contingencies due to judicial or administrative proceedings/litigations in which Bancolombia and the entities with which financial statements are consolidated as of June 30, 2025, are listed as follow, and that represents a contingency superior to USD 7,313.

Some of the proceedings in which the claims are inferior and that were revelated in prior periods will be kept providing information about its evolution.

BANCOLOMBIA S.A.

Neos Group S.A.S. in reorganization proceeding and Inversiones Davanic S.A.S.

On November 3, 2022, Bancolombia S.A. was served of a lawsuit in which Neos Group S.A.S. and Inversiones Davanic S.A.S. alleges that a loan agreement was entered between them, rather than a lease agreement. Neos Group S.A.S. and Inversiones Davanic S.A.S. also requested the rescission of the purchase and sale agreement on the ground that the price of the property was lower than its fair price.

The Neos Group S.A.S. and Inversiones Davanic S.A.S.'s claims amount are COP 65,000. The contingency is qualified as remote because the parties always intended to celebrate a lease agreement and not a different type of contract. On December 7, 2022, Bancolombia S.A. filed a brief with its defenses. As of June 30, 2025, the Court has not summoned the initial hearing. There is no provision for this proceeding.

Public Interest Class Action - Carlos Julio Aguilar and other

In this proceeding, a public interest class action was filed, in which the plaintiffs allege that due to the restructuring of Departamento del Valle's financial obligations and its performance plan, the Departamento del Valle's collective rights of the public administration and the public funds of the were breached. Bancolombia S.A. filed its defenses arguing that the agreement was made in accordance with the law.

On November 15, 2024, the First Instance Court issued a judgement in favor of Bancolombia S.A. The plaintiffs filed an appeal against the first instance judgment. As of June 30, 2025, the Second Instance Court has not issued a final decision. The contingency is qualified as eventual and there is no provision for this proceeding.

Remediation Plan for Santa Elena´s property

In 1987, Banco de Colombia (today Bancolombia S.A.) received a property located in Municipio de Cartagena, Colombia from the Federación Nacional de Algodoneros. After the transfer of the property to Bancolombia S.A., soil contamination from pesticides and herbicides was found on the property. Bancolombia S.A. commenced a civil responsibility judicial proceeding against the Federación Nacional de Algodoneros alleging environmental contamination. On November 13, 2015, the Court issued the final judgment. In the judgment, the Court stated that the Federación Nacional de Algonoderos was liable for environmental damages and consequently, Bancolombia S.A. was not.

Despite not being liable for environmental damages, Bancolombia S.A. has assumed binding commitments to contract and pay for the property’s decontamination. As a result of these commitments, Bancolombia S.A. has conducted different decontamination processes over the years. Currently, Bancolombia S.A. has the approval of the Autoridad Nacional de Licencias Ambientales de Colombia (ANLA) for the execution of a remediation plan (plan de remediación) divided into 3 stages: Stage I, Stage II, and Stage III.

As of June 30, 2025, Bancolombia S.A. is still working in the on the deliverables requested by the ANLA and derived from the complementary studies of Stage I, and the demolition activities of the warehouses planned for Stage II were completed. The pre-feasibility activities for Stage III are also being executed and the execution of the social management plan with the communities in the area of influence of the remediation plan, emergency and contingency plan, hazardous waste management plan and biotic environment protection plan continues.

The estimated time for the execution of the remediation plan is 36 months from July 2023, with the possibility of adjustment according to the results of the pre-feasibility and feasibility stage of Stage 3 and the supervening requirements of the competent authorities. As of June 30, 2025, there is a provision of COP 58,913 to attend the execution of the pending activities of the plan.

Constructora Primar S.A.S (TERMINATED)

On June 7, 2022, Bancolombia S.A. was notified of a lawsuit filed by Incopav S.A.S., Constructora Primar S.A.S., Inversiones M & Galindo y Cía. S en C and Inversiones M & Baquero y Cía. S en C. The plaintiffs request the payment of the damages caused by Bancolombia S.A. for his decision not to fully finance of the Altos de San Jorge project.

The plaintiffs' claims amount are COP 107,344. The contingency is qualified as remote because the plaintiffs are not part of the mutual agreement entered into for the financing of the Altos de San Jorge project. On July 9, 2024, the First Instance Court ruled in favor of Bancolombia S.A. On February 19, 2025, the plaintiffs' appeal was deemed unsupported. The first instance judgment became final and binding. As of June 30, 2025, the proceeding is terminated.

Tuvacol S.A.

On July 18, 2024, Bancolombia S.A. was served of the lawsuit filed by Tuvacol S.A. Tuvacol S.A. is requesting the payment of the damages caused by the alleged irregular payment of checks charged to its checking account. Bancolombia S.A. argues that the payments of the checks were correct. The plaintiff’s claims are COP 56,769.

As of June 30, 2025, the proceeding is in the evidentiary stage. The contingency is qualified as eventual and has a provision for COP$5,676.

FIDUCIARIA BANCOLOMBIA

Quinta Sur S.A.S.

In March 2022, Fiduciaria Bancolombia was notified of a lawsuit filed by Quinta Sur S.A.S. in liquidation proceeding. According to the lawsuit, Quinta Sur seeks the indemnification for damages due to the non-transfer of the resources to beginning of a housing construction project, under the terms agreed in the trust agreement. Fiduciaria Bancolombia alleges that it has complied with the law and the contract, arguing that the property on which the housing project was to be constructed did not fulfill the contractual requirements. The plaintiff’s claims amount are COP 128,599.

On August 24, 2023, the First Instance Court issued a favorable judgment to Fiduciaria Bancolombia. As of June 30, 2025, the Second Instance Court has not issued a final decision. The contingency is qualified as eventual and there is no provision for this proceeding.

NOTE 14. OTHER LIABILITIES
Other liabilities consist of the following:

Other liabilities	June 30, 2025	December 31, 2024
In millions of COP
Payables(1)	4,966,734	3,547,341
Suppliers	1,406,246	1,840,622
Collection services(2)	1,243,276	480,202
Advances to obligations	863,969	1,373,401
Deposits delivered as security	547,125	378,767
Security contributions(3)	507,819	559,038
Bonuses and short-term benefits	394,975	676,967
Salaries and other labor obligations	355,572	428,077
Provisions	353,593	439,095
Advances in leasing operations and loans	150,440	173,168
Liabilities from contracts with customers	40,988	68,040
Dividends(4)	20,450	873,598
Deferred interests	12,967	106,058
Other financial liabilities	435	46,187
Total(5)	10,864,589	10,990,561
(1)The increase corresponds mainly to items with payment systems networks, mostly for automatic payments, and suppliers.
(2)The increase is mainly due to tax collections.
(3)Decrease explained by the payment of retentions caused in 2024.
(4)Dividends payable corresponding to the distribution of profits for the year 2024, declared in March 2025. See Condensed Consolidated Interim Statement of Changes in Equity, distribution of dividends.
(5)The variation compared to December 2024 includes the effect of the change in the Group's corporate structure. For more information See note 1. Reporting entity.

NOTE 15. APPROPRIATED RESERVES
As of June 30, 2025 and December 31, 2024 the appropriated retained earnings consist of the following:

Concept	June 30, 2025	December 31, 2024
In millions of COP
Appropriation of net income(1)(2)	2,978,817	12,700,961
Others(3)	8,354,928	9,874,876
Total appropriated reserves(4)	11,333,745	22,575,837
(1)The legal reserve fulfills two objectives: to increase and maintain the company's capital and to absorb economic losses. Based on the aforementioned, this amount shall not be distributed in dividends to the stockholders.
(2)As of June 30, 2025 and December 31, 2024, includes reclassification of unclaimed dividends under Article 85 of Bancolombia S.A., Bylaws for COP 1,825 and COP 506, respectively.
(3)The creation of an occasional reserve for equity strengthening and future growth continues, which was approved at the General Shareholders Meeting. in addition, a reserve of COP 34,000 has been created for donations to social benefit projects, available to the Board of Directors, as approved by the General Shareholders' Meeting.
(4)The variation compared to December 2024 includes the effect of the change in the Group's corporate structure. For further information, see Note 1. Reporting Entity and Condensed Consolidated Interim Statement of Changes in Equity.

NOTE 16. OPERATING INCOME
16.1. Interest and valuation on financial instruments
The following table sets forth the detail of interest and valuation on financial asset instruments for the six-months period ended June 30, 2025 and 2024 and the three-months period from April 01 to June 30, 2025 and 2024:

	Accumulated		Quarterly
	2025	2024	2025	2024
In millions of COP
Interest on debt instruments using the effective interest method	343,268	497,912	109,538	240,138
Interest and valuation on financial instruments
Debt investments	580,322	583,100	180,457	284,827
Spot transactions	35,923	(21,454)	16,541	(14,521)
Repos(1)	(23,718)	159,184	(12,453)	50,792
Derivatives(2)	(55,134)	(12,274)	(12,304)	(18,588)
Total valuation on financial instruments	537,393	708,556	172,241	302,510
Total Interest and valuation on financial instruments(3)	880,661	1,206,468	281,779	542,648
(1)The decrease is mainly in Bancolombia S.A due to lower returns on simultaneous operations.
(2The decrease is mainly in Bancolombia S.A due to losses in futures valuation.
(3) The variation compared to previous periods includes the effect of the change in the Group's corporate structure. For further information, see Note 1. Reporting Entity.

16.2.       Interest expenses
The following table sets forth the detail of interest on financial liability instruments for the six-months period ended June 30, 2025 and 2024 and the three-months period from April 01 to June 30, 2025 and 2024:

	Accumulated		Quarterly
	2025	2024	2025	2024
In millions of COP
Deposits(1)	4,710,180	6,235,521	1,906,970	3,047,647
Debt instruments in issue(2)	339,135	595,519	130,424	310,348
Borrowing costs(1)(3)	288,008	734,351	15,467	332,778
Lease liabilities	43,200	68,723	9,371	35,509
Overnight funds	6,575	10,012	330	5,459
Preferred shares	–	28,650	(14,837)	13,813
Other interest (expense)	17,273	23,189	7,187	11,332
Total interest expenses(4)	5,404,371	7,695,965	2,054,912	3,756,886
(1)The intervention rate issued by the Banco de la República de Colombia for the period of 2025 it started at 9.50% and closed at 9.25% and for 2024 it started at 13.00% and closed at 9.50%. This has an impact on the rates of deposits and financial obligations.
(2)In 2025, the decrease occurs mainly due to maturities of debt securities in legal currency.
(3)The decrease is mainly in Bancolombia S.A due to prepayments of domestic obligations with Findeter.
(4) The variation compared to previous periods includes the effect of the change in the Group's corporate structure. For further information, see Note 1. Reporting Entity.

Net interest income is defined as interest on loan portfolio and financial leasing operations, interest on debt instruments measured by the effective interest method and interest expense amounts to COP 7,684,091 y COP 9,509,930 for the accumulated period of six months ended on June 30, 2025 and 2024, respectively and to COP 3,036,212 and COP 4,819,484 for the three-months period between April 1 and on June 30, 2025 and 2024, respectively.
16.3.       Fees and commissions
Bancolombia S.A. and subsidiary companies has elected to present the income from contracts with customers as an element in a line named “Fees and commissions income” in the Condensed Interim Consolidated Income Statement, separated from the other income sources.
The information contained in this section about the fees and commission’s income presents information on the nature, amount, timing and uncertainty of the income from ordinary activities which arise from a contract with a customer under the regulatory framework of IFRS 15 Revenue from Ordinary activities from Contracts with Customers.
In the following table, the description of the main activities through which Bancolombia S.A. and subsidiary companies generates revenue from contracts with customers is presented:

Fees and Commissions	Description
Banking services
Banking Services are related to commissions from the use of digital physical channels or once the customer makes a transaction. The performance obligation is fulfilled once the payment is delivered to its beneficiary and the proof of receipt of the payment is sent, in that moment, the collection of the commission charged to the customer is generated, which is a fixed amount. The commitment is satisfied during the entire validity of the contract with the customer. The Bank acts as principal.

Credit and debit card fees
In debit card product contracts, it is identified that the price assigned to the services promised by the Bank to the customers is fixed. Given that no financing component exists, it is established on the basis of the national and international interbank rate. Additionally, the product charges to the customers commissions for handling fees, at a determined time and with a fixed rate.
For Credit Cards, the commissions are the handling fees and depend on the card franchise. The commitment is satisfied in so far that the customer has capacity available on the card.
Other revenue received by the (issuer) credit card product, is advance commission; this revenue is the charge generated each time the customer makes a national or international advance, at owned or non-owned ATMs, or through a physical branch. The exchange bank fee is a revenue for the Issuing Bank of the credit card for the services provided to the business for the transaction effected at the point of sale. The commission is accrued and collected immediately at the establishment and has a fixed amount.
In the credit cards product there is a customer loyalty program, in which points are awarded for each transaction made by the customer in a retail establishment. The program is administrated by a third party who assumes the inventory and claims risks, for which it acts as agent. The Bank, recognized it as a lower value of the revenue from the exchange bank fee.
The rights and obligations of each party in respect of the goods and services for transfer are clearly identified, the payment terms are explicit, and it is probable, that is, it takes into consideration the capacity of the customer and the intention of having to pay the consideration at termination to those entitled to change the transferred goods or services. The revenue is recognized at a point in time: the Bank satisfies the performance obligation when the “control” of the goods or services was transferred to the customers.

Deposits
Deposits are related to the services generated from the offices network of the Bank once a customer makes a transaction. The Bank generally commits to maintain active channels for the products that the customer has with the Bank, with the purpose of making payments and transfers, sending statements and making transactions in general. The commissions are deducted from the deposit account, and they are incurred at a point in time. The Bank acts as principal.

Electronic services and ATMs
Revenue received from electronic services and ATMs arises through the provision of services so that the customers may make required transactions, and which are enabled by the Bank. These include online and real-time payments by the customers of the Bank holding a checking or savings accounts, with a debit or credit card for the products and services that the customer offers. Each transaction has a single price, for a single service. The provision of collection services or other different services provided by the Bank, through electronic equipment, generates consideration chargeable to the customer established contractually by the Bank as a fee. The Bank acts as principal and the revenue is recognized at a point in time.

Brokerage
Brokerage is a group of services for the negotiation and administration of operations for purchasing fixed revenue securities, equities and operations with derivatives in its own name, but on the account of others. The performance obligations are fulfilled at a point in time when the commission agent in making its best effort can execute the business entrusted by the customer in the best conditions. The performance obligations are considered satisfied once the service stipulated in the contract is fulfilled, as consideration fixed, or variable payments are agreed, depending on the service. The Bank acts generally as principle and in some special cases as agent.

Remittance
Revenue for remittance is received as consideration for the commitment established by the Bank to pay remittances sent by the remitting companies to the beneficiaries of the same. The commitment is satisfied at a point in time to the extent that the remittance is paid to the beneficiary.
The price is fixed, but may vary in accordance to the transferred amount, due to the operation being dependent on the volume of operations generated and the transaction type. There is no component of financing, nor the right to receive consideration dependent on the occurrence or not of a future event.

Acceptances, Guarantees and Standby Letters of Credit
Banking Service from acceptances, guarantees and standby letters of credit which are not part of the portfolio of Bancolombia S.A. and subsidiary companies. There exist different performance obligations; the satisfaction of performance obligations occurs when the service is given to the customer. The consideration in these types of contracts may include fixed amounts, variable amounts, or both, and the Bank acts as principal. The revenue is recognized at a point in time.

Trust
Revenue related to Trust are received from the administration of the customer resources in the business of investment trusts, property trusts, management trusts, guarantee trusts, for the resources of the general social security system, Collective portfolios and Private Equity Funds (PEF). The commitments are established in contracts independently and in an explicit manner, and the services provided by the Bank are not inter-related between the contracts. The performance obligation corresponds to performing the best management in terms of the services to be provided in relation to trust characteristics, thus fixed and variable prices are established depending on the complexity of the business, similarly, revenues are recognized throughout or at a determined time. In all the established businesses it acts as principal.

Placement of Securities
Valores Bancolombia makes available its commercial strength for the deposit, reinvestment of resources through financial instruments to the issuing company. It receives a payment for deposits made. The commitment of the contract is satisfied to the extent that the resources requested by the issuer are obtained through the distribution desks of Valores Bancolombia. The collection is made monthly. It is established that Valores Bancolombia may undertake collection of these commissions at the end of the month through a collection account charged to the issuer, acting as principal.

Bancassurance
The Bank acting as principal, commits to collect outstanding invoices receivable by the collecting customers through the different channels offered by the bank, send the information of the collections made and credit the money to the savings or checking account defined by the collecting customer. The commitment is satisfied at a point in time to the extent that the money is collected by the different channels, the information of the said collections is delivered appropriately, and the resources are credited in real-time to the account agreed with the customer. For the service, the Bank receives a fixed payment, which is received for each transaction once the contract is in effect.

Collections
The Bank acting as principal, commits to collect outstanding invoices receivable by the collecting customers through the different channels offered by the bank, send the information of the collections made and credit the money to the savings or checking account defined by the collecting customer. The commitment is satisfied at a point in time to the extent that the money is collected by the different channels, the information of the said collections is delivered appropriately, and the resources are credited in real-time to the account agreed with the customer. For the service, the Bank receives a fixed payment, which is received for each transaction once the contract is in effect.

Gains on sale of assets
These are the revenue from the sale of assets, where the sale value is higher than the book value recorded in the accounts, the difference representing the gains. The recognition of the revenue is at a point in time once the sale is realized. The Bank acts as principal in this type of transaction and the transaction price is determined by the market value of the asset being sold.
To view the details of the balance, refer to line ‘Gain on sale of assets’ in Note 16.4 Other operational Income.

Investment Banking
Investment Banking offers to customer’s financial advisory services in the structuring of businesses in accordance with the needs of each one of them. The advisory services consist in realizing a financial structuring of a credit or bond in which the Investment Bank offers the elements so that the company decides the best option for structuring the instrument. In the financial advisory contract, a best efforts clause is included.
The promises given to the customers are established in the contracts independently and explicitly. The services provided by the Investment Bank are not interrelated between the contracts, correspond to the independent advice agreed and do not include additional services in the commission agreed with the customer. The advisory services offered in each one of the contracts are identifiable separately from the other performance commitments that the Investment Bank may have with the customers. The Investment Bank does not have a standard contract for the provision of advisory services, given than each contract is tailored to the customer’s needs.
The transaction price is defined at the start of the contract and is assigned to each service provided independently. The price contains a fixed and a variable portion which is provided in the contracts. The variation depends on the placement amount for the case of a financial structuring contract and coordination of the issuance and conditions of the same. In these operations Banca de Inversion Bancolombia provides advice to the customers and the price shall depend at times on the success and amount of the operation. In the contracts subject to evaluation there are no incremental costs associated with the satisfaction of the commitments of the Bank with the customers provided for.
In the contracts signed with the customers, a penalty clause is established in case of a customer withdrawing from continuing with the provision of the services established in the commercial offer. The penalty shall be recognized in the financial statements once the Investment Bank is notified on the withdrawal under the concept of charges for early termination of the contract.

Bancolombia S.A. and subsidiary companies presents the information on revenue from contracts with customers in accordance with its operating segments defined earlier in Note 3. Operating Segments for each of the principal services offered.
The following table shows the balances categorized by nature and by segment of revenue from ordinary activities from contracts with customers, for further information about composition of Bancolombia S.A. and subsidiary companies segments see Note 3. Operating segments:
As of June 30, 2025

	Banking Colombia	Trust	Investment Banking	Brokerage	International Banking	All Other Segments	Total
Revenue from contracts with customers	In millions of COP
Fees and Commissions income
Credit and debit card fees and commercial establishments	1,369,168	-	-	-	990	-	1,370,158
Payment and collections	536,650	-	-	-	-	-	536,650
Bancassurance	468,480	-	-	-	-	-	468,480
Banking services	371,757	-	-	-	24,847	-	396,604
Fiduciary Activities and Securities	-	248,692	-	54,962	26	-	303,680
Acceptances, Guarantees and Standby Letters of Credit	35,520	-	-	-	219	-	35,739
Investment banking	-	-	17,515	2,409	-	-	19,924
Brokerage	-	-	-	11,962	-	-	11,962
Others	134,688	-	-	8,062	3,073	41	145,864
Total revenue of contracts with customers	2,916,263	248,692	17,515	77,395	29,155	41	3,289,061
For the three-months period from April 1, 2025 to June 30, 2025

	Banking Colombia	Trust	Investment Banking	Brokerage	International Banking	All Other Segments	Net effect of the spin-off(1)	Total
Revenue from contracts with customers	In millions of COP
Fees and Commissions income							-
Credit and debit card fees and commercial establishments	696,521	-	-	-	525	-	(156,824)	540,222
Payment and collections	275,731	-	-	-	-	-	(2,745)	272,986
Bancassurance	257,245	-	-	-	-	-	(15,408)	241,837
Banking services	189,846	-	-	-	14,089	-	(100,618)	103,317
Fiduciary Activities and Securities	-	125,995	-	28,233	13	-	(6,769)	147,472
Acceptances, Guarantees and Standby Letters of Credit	16,788	-	-	-	86	-	(10,111)	6,763
Investment banking	-	-	14,794	1,304	-	-	(1,224)	14,874
Brokerage	-	-	-	5,494	-	-	(3,272)	2,222
Others	68,527	-	-	5,590	1,647	20	(37,651)	38,133
Total revenue of contracts with customers	1,504,658	125,995	14,794	40,621	16,360	20	(334,622)	1,367,826
(1)The net effect of the spin-off corresponds to the accumulated values as of March 31, 2025 of the spun-off companies in accordance with the change in the Group's corporate structure. For further information on this transaction, see Note 1. Reporting Entity

As of June 30, 2024

	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All Other Segments	Total
Revenue from contracts with customers	In millions of COP
Fees and Commissions income
Credit and debit card fees and commercial establishments	1,295,450	127,711	114,430	43,138	-	-	-	934	-	1,581,663
Payment and collections	499,814	5,608	-	-	-	-	-	-	-	505,422
Bancassurance	462,424	31,936	25	-	-	-	-	-	-	494,385
Banking services	318,098	76,668	77,960	28,973	-	-	-	21,842	14,821	538,362
Fiduciary Activities and Securities	-	9,715	2,984	436	214,445	-	44,410	24	-	272,014
Acceptances, Guarantees and Standby Letters of Credit	37,071	14,113	2,681	1,200	-	-	-	310	-	55,375
Investment banking	-	1,083	928	-	-	40,624	4,434	-	-	47,069
Brokerage	-	8,079	-	-	-	-	12,608	(1)	-	20,686
Others	118,174	178	35,124	25,532	-	-	2,784	2,657	513	184,962
Total revenue of contracts with customers	2,731,031	275,091	234,132	99,279	214,445	40,624	64,236	25,766	15,334	3,699,938
For the three-months period from April 1, 2024 to June 30, 2024

	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All Other Segments	Total
Revenue from contracts with customers	In millions of COP
Fees and Commissions income
Credit and debit card fees and commercial establishments	646,625	67,135	59,101	23,284	-	-	-	496	-	796,641
Payment and collections	262,722	2,883	-	-	-	-	-	-	-	265,605
Bancassurance	269,921	16,140	12	-	-	-	-	-	-	286,073
Banking services	168,241	50,815	39,541	13,399	-	-	-	9,619	7,913	289,528
Fiduciary Activities and Securities	-	4,811	1,504	204	105,645	-	23,571	12	-	135,747
Acceptances, Guarantees and Standby Letters of Credit	19,131	6,925	1,388	388	-	-	-	153	-	27,985
Investment banking	-	692	461	-	-	32,484	2,338	-	-	35,975
Brokerage	-	4,212	-	-	-	-	9,524	-1	-	13,735
Others	61,682	122	18,480	13,144	-	-	1,658	1,344	327	96,757
Total revenue of contracts with customers	1,428,322	153,735	120,487	50,419	105,645	32,484	37,091	11,623	8,240	1,948,046

For the determination of the transaction price, Bancolombia S.A. and subsidiary companies assigns to each one of the services the amount which represents the value expected to be received as consideration for each independent commitment, which is based on the relative price of independent sale. The price that Bancolombia S.A. and subsidiary companies determines for each performance obligation is done by defining the cost of each service, related tax and associated risks to the operation and inherent to the transaction plus the margin expected to be received in each one of the services, taking as references the market prices and conditions, as well as the segmentation of the customer.
In the transactions evaluated in the contracts, changes in the price of the transaction are not identified.
Contract assets with customers
Bancolombia S.A. and subsidiary companies receives payments from customers based on the provision of the service, in accordance to that established in the contracts. When Bancolombia S.A. and subsidiary companies incurs costs for providing the service prior to the invoicing, and if these are directly related with a contract, they improve the resources of the entity and are expected to recuperate, these costs correspond to a contract asset. Currently, Bancolombia S.A. and subsidiary companies does not have assets related to contracts with customers.
As a practical expedient, the Bank recognizes the incremental costs of obtaining a contract as an expense when the amortization period of the asset is one year or less.
Contract liabilities with customers
The contract liabilities constitute the obligation of Bancolombia S.A. and subsidiary companies to transfer the services to a customer, for which Bancolombia S.A. and subsidiary companies has received a payment on the part of the final customer or if the amount is due before the execution of the contract. They also include deferred income related to services that shall be delivered or provided in the future, which will be invoiced to the customer in advance, but which are still not due.
Fees and Commissions Expenses
The following table sets forth the detail of commissions expenses for the six months and three months from April 01 to June 30, 2025 and 2024:

	Accumulated		Quarterly
Fees and Commissions Expenses	2025	2024	2025	2024
In millions of COP
Banking services	661,383	788,110	207,293	415,188
Sales, collections and other services	450,303	434,259	227,206	227,763
Correspondent banking	310,055	295,006	161,059	187,544
Payments and collections	25,573	20,108	12,831	11,181
Others	104,619	107,591	40,077	64,572
Total expenses for commissions(1)	1,551,933	1,645,074	648,466	906,248
(1)The change with respect to prior periods includes the effect of the change in the Group's corporate structure. For further information, see Note 1. Reporting Entity.
16.4.       Other operating income
The following table sets forth the detail of other operating income net for the six-months period ended June 30, 2025 and 2024 and the three-months period from April 01 to June 30, 2025 and 2024:

	Accumulated		Quarterly
Other operating income	2025	2024	2025	2024
In millions of COP
Leases and related services	609,180	902,031	160,683	441,935
Net foreign exchange and Derivatives Foreign exchange contracts(1)	326,254	163,051	124,960	143,537
Investment property valuation(2)	83,132	51,820	60,429	44,001
Gains on sale of assets(3)	77,312	32,995	27,552	15,090
Other reversals	20,950	26,168	3,878	7,304
Logistics services	212	23,160	(14,021)	11,245
Insurance	–	37,987	(15,925)	11,125
Penalties for failure to contracts	–	4,986	(809)	2,304
Others	48,338	128,215	(17,940)	64,543
Total Other operating income(4)	1,165,378	1,370,413	328,807	741,084

(1)Corresponds to the management of assets and liabilities in foreign currencies and the volatility of the U.S. dollar.
(2) In 2025, the increase occurs due to the indexation of properties to the UVR and due to updating the appraisals of investment properties.
(3) Corresponds mainly to higher gains on assets held for sale, mostly vehicles.
(4)The variation compared to previous periods includes the effect of the change in the Group's corporate structure. For further information, see Note 1. Reporting Entity.

16.5. Dividends and net income on equity investments
The following table sets forth the detail of dividends received, and share of profits of equity method investees for the six-months period ended June 30, 2025 and 2024 and the three-months period from April 01 to June 30, 2025 and 2024:

	Accumulated		Quarterly
Dividends and net income on equity investments	2025	2024	2025	2024
In millions of COP
Equity method(1)	192,567	133,312	80,057	56,023
Dividends(2)	28,427	33,867	23,460	23,867
Equity investments and other financial instruments(3)	26,938	(8,183)	7,090	(5,701)
Impairment of investments in associates and joint ventures(4)	-	(313,284)	-	(313,284)
Others(5)	(160)	13,520	(160)	13,520
Total dividends received, and share of profits of equity method investees(6)	247,772	(140,768)	110,447	(225,575)
(1)As of June 30, 2025 and 2024, corresponds to income from equity method of investments in associates for COP 180,469 and COP 188,466 (includes valuation of investments in associates at fair value), respectively, and joint ventures for COP 12,098 and COP (55,154), respectively.
(2)As of June 30, 2025 and 2024, includes dividends received from equity investments at fair value through profit or loss for COP 1,300 and COP 1,224 and investments derecognized for COP 82 in 2025; dividends from equity investments at fair value through OCI for COP 6,110 and COP 12,623, respectively, and investments derecognized for COP 526 in 2025, and dividends received of the associate at fair value P.A. Viva Malls for COP 20,409 and COP 20,020, respectively.
(3)The variation is explained in Bancolombia S.A. for COP 20,389, mainly in FCP Pactia Inmobiliario and Inversiones CFNS S.A.S. for COP 15,927.
(4)As of June 30, 2024, impairment of investments in joint ventures recognized in the Investment Banking segment for COP 156,205, in Bancolombia for COP 156,051 were recognized in Banking Colombia and in Negocios Digitales for COP 31 recognized in other segments.
(5)As of June 30, 2024, there is a gain from the purchase in advantageous conditions of P.A. Cedis Sodimac for COP 13,520.
(6)The variation with prior periods includes the effect of the change in the Group's corporate structure. For more information see note 1. Reporting entity.

NOTE 17. OPERATING EXPENSES
17.1.       Salaries and employee benefit
The detail for salaries and employee benefits for the six-months period ended June 30, 2025 and 2024 and the three-months period from April 01 to June 30, 2025 and 2024:

	Accumulated		Quarterly
Salaries and employee benefit	2025	2024	2025	2024
In millions of COP
Salaries	884,649	1,211,954	202,037	602,370
Bonuses(1)	405,024	307,329	155,379	153,956
Social security contributions	292,043	314,303	118,319	154,432
Private premium	290,934	287,230	127,742	123,555
Indemnization payment	95,733	158,201	61,795	112,267
Defined Benefit severance obligation and interest	88,523	90,282	41,821	44,998
Vacation expenses	57,041	75,253	14,741	38,840
Other benefits(2)	207,584	238,795	69,173	117,978
Total salaries and employee benefit(3)	2,321,531	2,683,347	791,007	1,348,396
(1)Corresponds mainly to bonuses for employees in accordance with the variable compensation model of the Bancolombia S.A. and its subsidiaries.
(2)Includes vacations, severance and interest on severance, pension and employee benefits, mainly policy benefits, training and recreation.
(3)The variation with prior periods includes the effect of the change in the Group's corporate structure. For more information see note 1. Reporting entity.

17.2.       Other administrative and general expenses
The details for administrative and general expenses for the six-months period ended June 30, 2025 and 2024 and the three-months period from April 01 to June 30, 2025 and 2024:

	Accumulated		Quarterly
Other administrative and general expenses	2025	2024	2025	2024
In millions of COP
Fees	373,428	404,381	167,012	215,901
Insurance	286,728	360,597	90,959	177,577
Maintenance and repairs	265,603	467,071	2,827	239,060
Data processing	258,585	252,946	106,900	133,809
Frauds and claims	149,274	174,965	50,356	82,938
Transport	108,824	123,955	44,898	65,966
Advertising	52,210	67,676	17,371	41,442
Contributions and affiliations	43,659	60,321	10,511	30,318
Cleaning and security services	42,906	65,094	8,440	32,894
Communications	40,198	37,062	20,197	18,106
Useful and stationery	39,424	55,022	17,437	34,090
Public services	36,666	64,153	8,811	34,096
Properties improvements and installation	27,677	25,035	15,355	14,968
Real estate management	21,207	18,732	10,904	9,575
Disputes, fines and sanctions	13,158	22,855	4,206	6,216
Travel expenses	12,408	13,185	4,465	7,311
Storage services	9,070	8,623	4,525	3,954
Others	222,626	271,092	79,296	140,005
Total other administrative and general expenses(1)	2,003,651	2,492,765	664,470	1,288,226
Taxes other than income tax(1)	636,967	780,826	280,501	389,932
(1)The variation with prior periods includes the effect of the change in the Group's corporate structure. For more information see note 1. Reporting entity.

17.3.       Impairment, depreciation and amortization
The details for Impairment, depreciation and amortization for the six-months period ended June 30, 2025 and 2024 and the three-months period from April 01 to June 30, 2025 and 2024:

	Accumulated		Quarterly
Impairment, depreciation and amortization	2025	2024	2025	2024
In millions of COP
Depreciation of premises and equipment	274,141	325,919	116,325	160,999
Depreciation of right-of-use assets	56,681	99,374	1,109	49,677
Amortization of intangible assets	46,206	71,756	2,994	37,630
Impairment of other assets, net(1)	15,169	36,695	5,512	25,176
Total impairment, depreciation and amortization(2)	392,197	533,744	125,940	273,482
(1) Includes value for impairment of property and equipment for COP 446 in 2025 and COP 422 in 2024.
(2) The variation with prior periods includes the effect of the change in the Group's corporate structure. For more information see note 1. Reporting entity.

NOTE 18. RELATED PARTY TRANSACTIONS
The parent company is Bancolombia S.A. and transactions between companies included in the consolidation process and the Parent company meet the definition of related party transactions and were eliminated from the Condensed Consolidated Interim Financial Statements.

The Bank offers banking and financial services to its related parties in order to meet their transactional needs for investment and liquidity in the ordinary course of business. These transactions are carried out in terms similar to those of transactions with third parties. In the case of treasury operations, Bancolombia operates between its own position and its related parties through transactional channels or systems established for this purpose and under the conditions established by current regulations.

The details of transactions with related parties as of December 31, 2024, are included in the annual report of the consolidated financial statements of 2024, On May 16, 2025, the change in the Group’s corporate structure was completed; for more information, see Note 1. Reporting entity. This transaction did not materially affect the Group’s financial position or results.

NOTE 19. LIABILITIES FROM FINANCING ACTIVITIES
The following table presents the reconciliation of the balances of liabilities from financing activities as of June 30, 2025 and 2024:

	Balance as of January 1, 2025	Net effect of the spin-off(2)	Cash flows	Non-cash changes			Balance as of June 30, 2025
				Foreign currency translation adjustment	Interests accrued	Other movements
In millions of COP
Liabilities from financing activities
Repurchase agreements and other similar secured borrowing	1,060,472	(380,595)	2,316,759	—	—	—	2,996,636
Borrowings from other financial institutions (1)	15,689,532	(7,554,187)	(2,334,266)	(186,429)	288,008	(748)	5,901,910
Debt securities in issue (1)	11,275,216	(3,133,056)	(492,816)	(447,048)	339,135	—	7,541,431
Preferred shares	584,204	(584,204)	—	—	—	—	—
Total liabilities from financing activities	28,609,424	(11,652,042)	(510,323)	(633,477)	627,143	(748)	16,439,977
(1)The cash flows disclosed in this table related with Borrowings from other financial institutions and Debt securities in issue include the interests paid during the year amounting to COP 445,497 and COP 330,604, respectively, which are classified as cash flows from operating activities in the Condensed Consolidated Interim Statement of Cash Flow.
(2)The net effect of the spin-off is . The change includes the effect of the change in the Group's corporate structure. For further information on this transaction, see Note 1. Reporting Entity.

			Non-cash changes
	Balance as of January 1, 2024	Cash flows	Foreign currency translation adjustment	Interests accrued	Other movements	Balance as of June 30, 2024
	In millions of COP
Liabilities from financing activities
Repurchase agreements and other similar secured borrowing	470,295	110,501	14,187	—	—	594,983
Borrowings from other financial institutions(1)	15,648,606	(4,548,843)	1,103,927	734,351	718	12,938,759
Debt instruments in issue(1)	14,663,576	(44,786)	893,365	595,519	-	16,107,674
Preferred shares(2)	584,204	(57,702)	-	28,650	-	555,152
Total liabilities from financing activities	31,366,681	(4,540,830)	2,011,479	1,358,520	718	30,196,568
(1)The cash flows disclosed in this table related with Borrowings from other financial institutions and Debt securities in issue include the interests paid during the year amounting to COP 807,150 and COP 564,979, respectively, which are classified as cash flows from operating activities in the Condensed Consolidated Interim Statement of Cash Flow.
(2)The cash flow amounting to COP 57,701 corresponds to the fixed minimum dividend paid to the preferred shares' holders and is included in the line "dividends paid" of the Condensed Consolidated Interim Statement of Cash Flow, which includes the dividends paid during the year to both preferred and common shares holders.

NOTE 20. FAIR VALUE OF ASSETS AND LIABILITIES
The following table presents the carrying amount and the fair value of the assets and liabilities as of June 30, 2025 and 2024:

Assets and Liabilities	Note	June 30, 2025		December 31, 2024
		Carrying amount	Fair Value	Carrying amount	Fair Value
In millions of COP
Assets
Debt instruments at fair value through profit or loss	5.1	18,831,294	18,831,294	23,035,281	23,035,281
Debt instruments at fair value through OCI	5.1	3,208,532	3,208,532	5,084,416	5,084,416
Debt instruments at amortized cost	5.1	5,491,619	5,471,259	8,404,878	8,403,740
Derivative financial instruments	5.2	3,214,068	3,214,068	2,938,142	2,938,142
Equity securities at fair value	5.1	817,649	817,649	1,011,310	1,011,310
Other financial instruments	5.1	20,068	20,068	34,385	34,385
Loans and advances to customers at amortized cost, net	6	201,946,784	205,800,271	263,274,170	269,345,583
Investment properties		5,761,117	5,761,117	5,580,109	5,580,109
Investments in associates(1)		1,952,257	1,952,257	1,830,884	1,830,884
Total		241,243,388	245,076,515	311,193,575	317,263,850
Liabilities
Deposits by customers	10	215,036,919	214,937,165	279,059,401	279,463,012
Interbank deposits	11	261,289	261,289	716,493	716,493
Repurchase agreements and other similar secured borrowing	11	2,996,636	2,996,636	1,060,472	1,060,472
Derivative financial instruments	5.2	3,503,808	3,503,808	2,679,643	2,679,643
Borrowings from other financial institutions	12	5,901,910	5,901,910	15,689,532	15,689,532
Preferred shares		-	-	584,204	407,174
Debt instruments in issue		7,541,431	7,739,703	11,275,216	11,389,498
Total		235,241,993	235,340,511	311,064,961	311,405,824
(1)It corresponds to investments in associates P.A. Viva Malls, P.A. Distrito Vera and Fideicomiso Locales Distrito Vera.

Fair value hierarchy
IFRS 13 establishes a fair value hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable, that reflects the significance of inputs adopted in the measurement process. In accordance with IFRS, the financial instruments are classified as follows:

Level 1: Observable inputs that reflect quoted prices (unadjusted) in active markets for identical assets or liabilities. An active market is a market in which transactions for the asset or liability being measured take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly. Level 2 generally includes: (i) quoted prices for similar assets or liabilities in active markets; (ii) quoted prices for identical or similar assets or liabilities in markets that are not active, that is, markets in which there are few transactions for the asset or liability.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain retained residual interests in securitizations, asset-backed securities (ABS) and highly structured or long-term derivative contracts where independent pricing information was not able to be obtained for a significant portion of the underlying assets.

Valuation process for fair value measurements

The valuation to fair value prices is performed using prices, methodologies and inputs provided by the official pricing services provider (Precia - Proveedor de Precios para Valoración S.A.) to the Bancolombia S.A. and its subsidiaries.

All methodologies and procedures developed by the pricing services provider are supervised by the Financial Superintendence of Colombia, which has not objected to them.

Daily, the back-office Service Valuation Officer (SVO) verifies the valuation of investments, and the Credit and Financial Risk Manager area reports the results of the portfolio’s valuation.

Fair value measurement

Assets and liabilities

a. Debt instruments

Bancolombia S.A. and its subsidiaries assign prices to those debt investments, using the prices provided by the official pricing services provider (Precia) and assign the appropriate level according to the procedure described above. For securities not traded or over-the-counter such as certain bonds issued by other financial institutions, Bancolombia S.A. and its subsidiaries generally determine fair value utilizing internal valuation and standard techniques. These techniques include the determination of expected future cash flows which are discounted using curves of the applicable currencies and the Colombian consumer price index (interest rate in this case), modified by the credit risk and liquidity risk. The interest rate is generally computed using observable market data and reference yield curves derived from quoted interest in appropriate time bandings, which match the timings of the cash flows and maturities of the instruments.

b. Equity securities and other financial instruments

Bancolombia S.A. and its subsidiaries perform the market price valuation of its investments in variable income using the prices provided by the official pricing services provider (Precia) and classifies those investments according to the procedure described above (Hierarchy of fair value section). Likewise, the fair value of unlisted equity securities and other financial instruments is based on an assessment of each individual investment using methodologies that include publicly-traded comparables derived by multiplying a key performance metric (e.g., earnings before interest, taxes, depreciation and amortization) of the portfolio company by the relevant valuation multiple observed for comparable companies, acquisition comparable, and if necessary considered, are subject to appropriate discounts for lack of liquidity or marketability. Interests in investment funds, trusts and collective portfolios are valued using the investment unit value determined by the fund management company. For investment funds where the underlying assets are investment properties, the investment unit value depends on the investment properties value, determined as described below in “i. Investment property”.

c. Derivative financial instruments

Bancolombia S.A. and its subsidiaries hold positions in standardized derivatives, such as futures over local stocks, and at the market representative rate. These instruments are evaluated according to the information provided by Precia, which perfectly matches the information provided by the Central Counterparty Clearing House – CCP.

Additionally, Bancolombia S.A. and its subsidiaries hold positions in Over The Counter (OTC) derivatives, which in the absence of prices, are valued using the inputs and methodologies provided by the pricing services provider, which have the no objection to the SFC.

The key inputs depend upon the type of derivative and the nature of the underlying instrument and include interest rate yield curves, foreign exchange rates, the spot price of the underlying volatility, credit curves and correlation of such inputs.

d. Credit valuation adjustment

Bancolombia S.A. and its subsidiaries measure the effects of the credit risk of its counterparties and its own creditworthiness in determining the fair value of the swap, option and forward derivatives.

Counterparty credit-risk adjustments are applied to derivatives when Bancolombia S.A. and its subsidiaries' position is a derivative asset and Bancolombia S.A. and its subsidiaries' credit risk is incorporated when the position is a derivative liability. Bancolombia S.A. and its subsidiaries attempt to mitigate credit risk to third parties who are international banks by entering into master netting agreements. The agreements allow to offset or bring net amounts that are liabilities, derivates from transactions carried out by the different agreements. Master netting agreements take different forms and may allow payments to be made under a variety of other master agreements or other negotiation agreements between the same parties; some may have a monthly basis and others only apply at the time the agreements are terminated.

When assessing the impact of credit exposure, only the net counterparty exposure is considered at risk, due to the offsetting of certain same-counterparty positions and the application of cash and other collateral.

Bancolombia S.A. and its subsidiaries generally calculates the asset’s credit risk adjustment for derivatives transacted with international financial institutions by incorporating indicative credit related pricing that is generally observable in the market (Credit Default Swaps, “CDS”). The credit-risk adjustment for derivatives transacted with non-public counterparties is calculated by incorporating unobservable credit data derived from internal credit qualifications to the financial institutions and corporate companies located in each geography. Bancolombia S.A. and its subsidiaries also considers its own creditworthiness when determining the fair value of an instrument, including OTC derivative instruments if Bancolombia S.A. and its subsidiaries believe market participants would take that into account when transacting the respective instrument. The approach to measuring the impact of the Bancolombia S.A. and its subsidiaries' credit risk on an instrument transacted with international financial institutions is done using the asset swap curve calculated for subordinated bonds issued by Bancolombia S.A. and its subsidiaries in foreign currency. For derivatives transacted with local financial institutions, Bancolombia S.A. and its subsidiaries calculate the credit risk adjustment by incorporating credit risk data provided by rating agencies and released in the financial markets.

e. Impaired loans measured at fair value

Bancolombia S.A. and its subsidiaries measured certain impaired loans based on the fair value of the associated collateral less costs to sell. The fair values were determined as follows using external and internal valuation techniques or third party experts, depending on the type of underlying asset.

For vehicles under leasing arrangements, Bancolombia S.A. and its subsidiaries use an internal valuation model based on price curves for each type of vehicle. Such curves show the expected price of the vehicle at different points in time based on the initial price and projection of economic variables such as inflation, devaluation and customs. The prices modelled in the curves are compared every six months with market information for the same or similar vehicles and in the case of significant deviation; the curve is adjusted to reflect the market conditions.

Other vehicles are measured using matrix pricing from a third party. This matrix is used by most of the market participants and is updated monthly. The matrix is developed from values provided by several price providers for identical or similar vehicles and considers brand, characteristics of the vehicles, and manufacturing date among other variables to determine the prices.

For real estate assets, a third-party qualified appraiser is used. The methodologies vary depending on the date of the last appraisal available for the property (the appraisal is estimated based on either of three approaches: cost, sales comparison and income approach, and is required every three years). When the property has been valued in the last 12 months and the market conditions have not shown significant changes, the most recent valuation is considered the fair value of the property.

For all other cases (for example, appraisals older than 12 months) the value of the property is updated by adjusting the value in the last appraisal for weighted factors such as location, type and characteristics of the property, size, structural conditions and the expected sales prices, among others. The factors are determined based on current market information gathered from several external real estate specialists.

f. Assets held for sale measured at fair value less cost of sale

Bancolombia S.A. and its subsidiaries measure certain impaired foreclosed assets and premises and equipment held for sale based on fair value less costs to sell. The fair values were determined using external and internal valuation techniques, depending on the type of underlying asset. Those assets are comprised mainly of real estate properties for which the appraisal is conducted by experts considering factors such as the location, type and characteristics of the property, size, physical conditions and expected selling costs, among others. Likewise, in some cases the fair value is estimated considering comparable prices or promises of sale and offering prices from auctions process.

g. Mortgage-backed securities (“TIPS”) and Asset-Backed securities

Bancolombia S.A. and its subsidiaries invest in asset-backed securities for which underlying assets are mortgages and earnings under contracts issued by financial institutions and corporations, respectively. Bancolombia S.A. and its subsidiaries do not have a significant exposure to sub-prime securities. The asset-backed securities are denominated in local market TIPS and are classified as fair value through profit or loss. These asset-backed securities have different maturities and are generally classified by credit ratings.

TIPS are part of Bancolombia S.A. and its subsidiaries' portfolio and their fair value is measured with published prices by the official pricing services provider. These securities are leveled by margin and are assigned levels 2 or 3 based on the Precia information.

Residual TIPS have their fair value measured using the discounted flow method, taking into account the amortization tables of the Titularizadora Colombiana, the betas in COP and UVR of Precia (used to construct the curves) and the margins; when they are residual TIPS of subordinated issues, a liquidity premium is applied. These securities are assigned level 3.

h. Investments in associates measured at fair value

Bancolombia S.A. and its subsidiaries recognizes its investments in P.A Viva Malls, P.A Distrito Vera and Fideicomiso Locales Distrito Vera as associates at fair value. The estimated amount is provided by the fund manager as the variation of the units according to the units owned by the FCP Fondo Inmobiliario Colombia. The associate’s assets are comprised of investment properties which are measured using the following techniques: comparable prices, discounted cash flows, replacement cost and direct capitalization. For further information about techniques methodologies and inputs used by the external party see “Quantitative Information about Level 3 Fair Value Measurements”.

i. Investment property

Bancolombia S.A. and its subsidiaries' investment property is valued by external experts, who use valuation techniques based on comparable prices, direct capitalization, discounted cash flows and replacement costs.

Assets and liabilities measured at fair value on a recurring basis
The following table presents for each of the fair-value hierarchy levels Bancolombia S.A. and its subsidiaries' assets and liabilities that are measured at fair value on a recurring basis at June 30, 2025 and December 31, 2024:

Financial Assets
Type of instrument	June 30, 2025				December 31, 2024
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Investment securities
Debt instruments at fair value through profit or loss
Securities issued by the Colombian Government	13,730,557	1,647,798	—	15,378,355	10,625,153	1,019,028	-	11,644,181
Securities issued or secured by government entities	-	117,633	-	117,633	-	118,760	-	118,760
Securities issued by other financial institutions	—	446,936	68,443	515,379	140,703	513,040	77,821	731,564
Securities issued by foreign governments	2,713,136	—	-	2,713,136	6,191,395	4,092,055	-	10,283,450
Corporate bonds	4,339	86,775	15,677	106,791	124,812	98,255	34,259	257,326
Total debt instruments at fair value through profit or loss	16,448,032	2,299,142	84,120	18,831,294	17,082,063	5,841,138	112,080	23,035,281
Debt instruments at fair value through OCI
Securities issued by the Colombian Government	-	2,514,109	-	2,514,109	35,570	-	2,648,355	2,683,925
Securities issued by other financial institutions	-	51,636	50,659	102,295	119,479	107,614	49,744	276,837
Securities issued by foreign governments	-	-	-	-	368,736	1,115,810	-	1,484,546
Corporate bonds	-	32,564	559,564	592,128	60,922	747	577,439	639,108
Total debt instruments at fair value through OCI	-	2,598,309	610,223	3,208,532	584,707	1,224,171	3,275,538	5,084,416
Total debt instruments	16,448,032	4,897,451	694,343	22,039,826	17,666,770	7,065,309	3,387,618	28,119,697
Equity securities
Equity securities	129,534	177,215	510,900	817,649	31,086	262,351	717,873	1,011,310
Total equity securities	129,534	177,215	510,900	817,649	31,086	262,351	717,873	1,011,310
Other financial assets
Other financial assets	-	-	20,068	20,068	-	-	34,385	34,385
Total other financial assets	-	-	20,068	20,068	-	-	34,385	34,385
Derivative financial instruments
Forwards
Foreign exchange contracts	-	1,495,603	506,438	2,002,041	-	617,961	466,869	1,084,830
Equity contracts	-	1,247	12,650	13,897	-	298	51,347	51,645
Total forwards	-	1,496,850	519,088	2,015,938	-	618,259	518,216	1,136,475
Swaps
Foreign exchange contracts	-	842,338	78,098	920,436	-	1,200,777	262,479	1,463,256
Interest rate contracts	89,241	82,541	21,473	193,255	105,560	114,980	15,493	236,033
Total swaps	89,241	924,879	99,571	1,113,691	105,560	1,315,757	277,972	1,699,289
Options
Foreign exchange contracts	176	37,196	47,067	84,439	161	36,207	66,010	102,378
Total options	176	37,196	47,067	84,439	161	36,207	66,010	102,378
Total derivative financial instruments	89,417	2,458,925	665,726	3,214,068	105,721	1,970,223	862,198	2,938,142
Investment properties
Lands	-	-	559,447	559,447	-	-	499,833	499,833
Buildings	-	-	5,201,670	5,201,670	-	-	5,080,276	5,080,276
Total investment properties	-	-	5,761,117	5,761,117	-	-	5,580,109	5,580,109
Investment in associates at fair value
Investment in associates at fair value	-	-	1,952,257	1,952,257	-	-	1,830,884	1,830,884
Total investment in associates at fair value	-	-	1,952,257	1,952,257	-	-	1,830,884	1,830,884
Total	16,666,983	7,533,591	9,604,411	33,804,985	17,803,577	9,297,883	12,413,067	39,514,527

Financial liabilities
Type of instrument	June 30, 2025				December 31, 2024
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Derivative financial instruments
Forwards
Foreign exchange contracts	-	1,912,138	58,702	1,970,840	-	885,520	86,775	972,295
Equity contracts	-	5,183	3,966	9,149	-	89	1,278	1,367
Total forwards	-	1,917,321	62,668	1,979,989	-	885,609	88,053	973,662
Swaps
Foreign exchange contracts	-	1,112,408	29,873	1,142,281	-	1,264,593	67,838	1,332,431
Interest rate contracts	87,574	138,554	1,501	227,629	102,701	160,721	27,646	291,068
Total swaps	87,574	1,250,962	31,374	1,369,910	102,701	1,425,314	95,484	1,623,499
Options
Foreign exchange contracts	128	153,781	-	153,909	421	82,061	-	82,482
Total options	128	153,781	-	153,909	421	82,061	-	82,482
Total derivative financial instruments	87,702	3,322,064	94,042	3,503,808	103,122	2,392,984	183,537	2,679,643
Total	87,702	3,322,064	94,042	3,503,808	103,122	2,392,984	183,537	2,679,643
Fair value of assets and liabilities that are not measured at fair value in the Statement of Financial Position
The following table presents for each of the fair-value hierarchy levels Bancolombia S.A. and its subsidiaries' assets and liabilities that are not measured at fair value in the Statement of Financial Position, but for which the fair value is disclosed at June 30, 2025 and December 31, 2024:

Assets
Type of instrument	June 30, 2025				December 31, 2024
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Debt instruments
Securities issued by the Colombian Government	147,959	-	-	147,959	156,209	-	-	156,209
Securities issued or secured by government entities	-	43,287	3,586,529	3,629,816	-	46,272	3,326,959	3,373,231
Securities issued by other financial institutions	169,642	56,891	240,708	467,241	284,281	57,091	250,508	591,880
Securities issued by foreign governments	205,313	-	-	205,313	412,579	227,076	-	639,655
Corporate bonds	459,113	90,370	471,447	1,020,930	1,050,588	14,017	2,578,160	3,642,765
Total – Debt instruments	982,027	190,548	4,298,684	5,471,259	1,903,657	344,456	6,155,627	8,403,740
Loans and advances to customers, net	-	-	205,800,271	205,800,271	-	-	269,345,583	269,345,583
Total	982,027	190,548	210,098,955	211,271,530	1,903,657	344,456	275,501,210	277,749,323

Liabilities
Type of instruments	June 30, 2025				December 31, 2024
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Deposits by customers	-	66,435,371	148,501,794	214,937,165	-	60,894,992	218,568,020	279,463,012
Interbank deposits	-	-	261,289	261,289	-	-	716,493	716,493
Repurchase agreements and other similar secured borrowing	-	-	2,996,636	2,996,636	-	-	1,060,472	1,060,472
Borrowings from other financial institutions	-	-	5,901,910	5,901,910	-	-	15,689,532	15,689,532
Debt instruments in issue	5,407,126	1,203,260	1,129,317	7,739,703	5,811,412	2,669,991	2,908,095	11,389,498
Preferred shares	-	-	-	-	-	-	407,174	407,174
Total	5,407,126	67,638,631	158,790,946	231,836,703	5,811,412	63,564,983	239,349,786	308,726,181

IFRS requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value. Certain categories of assets and liabilities, however, are not eligible for fair value accounting. The financial instruments below are not measured at fair value on a recurring and nonrecurring basis:

Short-term financial instruments

Short-term financial instruments are valued at their carrying amounts included in the consolidated statement of financial position, which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments. This approach was used for cash and cash equivalents, accrued interest receivable, customers’ acceptances, accounts receivable, accounts payable, accrued interest payable and Bancolombia S.A. and its subsidiaries acceptances outstanding.

Deposits from customers

The fair value of time deposits was estimated based on the discounted value of cash flows using the appropriate discount rate for the applicable maturity. Fair value of deposits with no contractual maturities represents the amount payable on demand as of the statement of financial position date.

Interbank deposits and repurchase agreements and other similar secured borrowings

Short-term interbank borrowings and repurchase agreements have been valued at their carrying amounts because of their relatively short-term nature. Long-term and domestic development Bancolombia S.A. and its subsidiaries' borrowings have also been valued at their carrying amount because they bear interest at variable rates.

Borrowings from other financial institutions

The fair value of borrowings from other financial institutions were determined using discounted cash flow models. The cash flow projection of capital and interest was made according to the contractual terms, considering capital amortization and interest bearing. Subsequently, the cash flows were discounted using reference curves formed by the weighted average of Bancolombia S.A. and its subsidiaries' deposit rates.

Debt instruments in issue

The fair value of debt instruments in issue, comprised of bonds issued by Bancolombia S.A. and its subsidiaries, was estimated substantially based on quoted market prices. The fair value of certain bonds which do not have a public trading market, were determined based on the discounted value of cash flows using the rates currently offered for bonds of similar remaining maturities and Bancolombia S.A. and its subsidiaries' creditworthiness.

Loans and advances to customers

Estimating the fair value of loans and advances to customers is considered an area of considerable uncertainty as there is no observable market. The loan portfolio is stratified into tranches and loans segments such as commercial, consumer, small business loans, mortgage and leasing. The fair value of loans and advances to customers and financial institutions is determined using a discounted cash flow methodology, considering each credit’s principal and interest projected cash flows to the prepayment date. The projected cash flows are discounted using reference curves according to the type of loan and its maturity date.

Items measured at fair value on a non-recurring basis

Bancolombia S.A. and its subsidiaries measure assets held for sale based on fair value less costs to sell. This category includes certain foreclosed assets and investments in associates held for sale. The fair values were determined using external and internal valuation techniques or third party experts, depending on the type of underlying asset. The following breakdown sets forth the fair value hierarchy of those assets classified by type:

	June 30, 2025				December 31, 2024
Type of instruments	Fair-value hierarchy			Total fair value	Fair-value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Machinery and equipment	-	-	5,192	5,192	-	-	10,085	10,085
Real estate for residential purposes	-	-	1,841	1,841	-	-	133,863	133,863
Real estate different from residential properties	-	-	318	318	-	-	29,794	29,794
Total	-	-	7,351	7,351	-	-	173,742	173,742
Changes in level 3 fair-value category
The table below presents reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs at June 30, 2025 and 2024:

As of June 30, 2025

Type of instruments	Balance, January 1, 2025	Net Effect of the Spin-Off(1)	Included in earnings	OCI	Purchases	Settlement	Reclassifications(2)	Prepaids	Transfers in to level 3	Transfers out of level 3	Balance, June 30, 2025
In millions of COP
Assets
Debt instruments at fair value though profit or loss
Securities issued or secured by other financial entities	77,821	(1,548)	2,645	-	1,533	(979)	-	(1,488)	-	(9,541)	68,443
Corporate bonds	34,259		9	-	-	(15,625)	-	-	-	(2,966)	15,677
Total	112,080	(1,548)	2,654	-	1,533	(16,604)	-	(1,488)	-	(12,507)	84,120
Debt instruments at fair value through OCI
Securities issued by the Colombian Government	2,648,355	-	-	-	-	(2,648,355)	-	-	-	-	-
Securities issued or secured by other financial entities	49,744	-	-	915	-	-	-	-	-	-	50,659
Corporate bonds	577,439	-	-	14,166	-	-	-	-	-	(32,041)	559,564
Total	3,275,538	-	-	15,081	-	(2,648,355)	-	-	-	(32,041)	610,223
Derivative financial instruments
Foreign exchange contracts	795,358	(1,356)	(11,862)	-	412,757	(526,518)	(47,770)	-	126,645	(115,651)	631,603
Interest rate contracts	15,493	-	(2,560)	-	8,182	(331)	—	-	830	(141)	21,473
Equity contracts	51,347	-	-	-	12,649	(51,346)	-	-	-	-	12,650
Total	862,198	(1,356)	(14,422)	-	433,588	(578,195)	(47,770)	-	127,475	(115,792)	665,726
Equity securities
Equity securities	717,873	(223,974)	15,956	522	15,947	(16,442)	-	-	1,018	-	510,900
Total	717,873	(223,974)	15,956	522	15,947	(16,442)	-	-	1,018	-	510,900
Other financial instruments
Other financial instruments	21,157	-	(1,089)	-	-	-	-	-	-	-	20,068
Total	21,157	-	(1,089)	-	-	-	-	-	-	-	20,068
Investment in associates
P.A. Viva Malls	1,817,503	-	121,265	-	-	-	-	-	-	-	1,938,768
P.A. Distrito Vera	13,325	-	86	-	-	(65)	-	-	-	-	13,346
Fideicomiso Locales Distrito Vera	56	-	(2)	-	89	-	-	-	-	-	143
Total	1,830,884	-	121,349	-	89	(65)	-	-	-	-	1,952,257
Investment properties
Investment properties	5,580,109	-	83,132	-	191,066	(59,926)	(33,264)	-	-	-	5,761,117
Total	5,580,109	-	83,132	-	191,066	(59,926)	(33,264)	-	-	-	5,761,117
Total Assets	12,399,839	(226,878)	207,580	15,603	642,223	(3,319,587)	(81,034)	(1,488)	128,493	(160,340)	9,604,411
Liabilities
Derivative financial instruments
Foreign exchange contracts	154,613	257	1,830	-	62,233	(81,031)	(47,770)	-	1,283	(2,840)	88,575
Interest rate contracts	27,646	-	(284)	-	1,160	(581)	-	-	84	(26,524)	1,501
Equity contracts	1,278	-	-	-	3,965	(1,277)	-	-	-	-	3,966
Total	183,537	257	1,546	-	67,358	(82,889)	(47,770)	-	1,367	(29,364)	94,042
Total liabilities	183,537	257	1,546	-	67,358	(82,889)	(47,770)	-	1,367	(29,364)	94,042
(1)The net effect of the spin-off corresponds to the change in the Group's corporate structure. For further information on this transaction, see Note 1. Reporting Entity
(2)From derivative assets to derivative liabilities classified in level 3 and vice versa.

As of June 30, 2024

Type of instruments	Balance, January 1, 2024	Included in earnings	OCI	Purchases	Settlement	Reclassifications(1)	Prepaids	Transfers in to level 3	Transfers out of level 3	Balance, June 30, 2024
In millions of COP
Assets
Debt instruments at fair value though profit or loss
Securities issued or secured by other financial entities	78,729	(4)	-	4,519	(10,926)	-	(1,643)	9,138	(5,567)	74,246
Corporate bonds	14,284	647	-	371	-	-	-	4,385	-	19,687
Total	93,013	643	-	4,890	(10,926)	-	(1,643)	13,523	(5,567)	93,933
Debt instruments at fair value through OCI
Securities issued by the Colombian Government	2,664,295	-	-	-	(2,664,295)	-	-	-	-	-
Securities issued or secured by other financial entities	-	-	5	50,016	-	-	-	-	-	50,021
Corporate bonds	-	-	1,287	39,517	-	-	-	-	-	40,804
Total	2,664,295	-	1,292	89,533	(2,664,295)	-	-	-	-	90,825
Derivative financial instruments
Foreign exchange contracts	1,384,673	(62,945)	-	1,043,329	(1,054,191)	(8,263)	-	76,960	(147,478)	1,232,085
Interest rate contracts	15,621	(4,302)	-	5,565	(2,629)	(66)	-	3,376	(5,455)	12,110
Equity contracts	2,863	-	-	-	(2,863)	-	-	-	-	-
Total	1,403,157	(67,247)	-	1,048,894	(1,059,683)	(8,329)	-	80,336	(152,933)	1,244,195
Equity securities
Equity securities	384,682	1,360	19,576	4,163	(21,135)	-	-	-	(2)	388,644
Total	384,682	1,360	19,576	4,163	(21,135)	-	-	-	(2)	388,644
Other financial instruments
Other financial instruments	38,319	(7,405)	-	-	-	-	-	-	-	30,914
Total	38,319	(7,405)	-	-	-	-	-	-	-	30,914
Investment in associates
P.A. Viva Malls	1,661,679	133,512	-	-	-	-	-	-	-	1,795,191
P.A. Distrito Vera	9,103	2,831	-	5,656	-	-	-	-	-	17,590
Total	1,670,782	136,343	-	5,656	-	-	-	-	-	1,812,781
Total Assets	6,254,248	63,694	20,868	1,153,136	(3,756,039)	(8,329)	(1,643)	93,859	(158,502)	3,661,292
Liabilities
Derivative financial instruments
Foreign exchange contracts	170,798	18,019	-	71,754	(60,961)	(8,263)	-	132,722	(98,769)	225,300
Interest rate contracts	11,078	(119)	-	20	(1,900)	(66)	-	9,975	(8,760)	10,228
Equity contracts	1,852	-	-	-	(1,852)	-	-	-	-	-
Total	183,728	17,900	-	71,774	(64,713)	(8,329)	-	142,697	(107,529)	235,528
Total liabilities	183,728	17,900	-	71,774	(64,713)	(8,329)	-	142,697	(107,529)	235,528
(1) From derivative assets to derivative liabilities classified in level 3 and vice versa.

Level 3 fair value rollforward
The following were the significant level 3 transfers at June 30, 2025 and 2024:
As of June 30, 2025 and 2024, net transfers in the Group for COP 86,428 and COP 45,404, respectively, from level 3 to level 2 of derivatives foreign exchange contracts and interest rate contracts, it was presented due to the transfer of the credit risk of the counterparty to the own credit risk. As of June 30, 2025 and 2024. net transfers for COP 126,108 and COP (62,361), respectively, from level 2 to level 3 of the derivative foreign exchange contracts and interest rate contracts, it was presented due to the transfer of the credit risk from the Group to the credit risk of the counterparty.

As of June 30, 2025, there are corporate bonds of debt instruments at fair value through OCI for COP 559,564.

As of June 30, 2025 and 2024, unrealized gains and losses on debt instruments were COP 2,654 and COP 643; equity securities COP 15,956 and COP 1,360, respectively.

Transfers between level 1 and level 2 of the fair value hierarchy
The table below presents the transfers for all assets and liabilities measured at fair value on a recurring basis between level 1 and level 2 as of June 30, 2025 and December 31, 2024:

	June 30, 2025		December 31, 2024
Type of instruments	Transfers level 1 to level 2	Transfers level 2 to level 1	Transfers level 1 to level 2	Transfers level 2 to level 1
In millions of COP
Debt instruments at fair value though profit or loss
Securities issued by the Colombian Government	35,600	-	202,779	-
Securities issued or secured by foreign government	-	-	26,866	929
Total	35,600	-	229,645	929
Debt instruments at fair value through OCI
Securities issued or secured by foreign government	-	-	467,133	137,884
Total	-	-	467,133	137,884
Equity securities
Equity securities	-	66,767	63,827	-
Total	-	66,767	63,827	-
During 2025, the Bancolombia S.A. and its subsidiaries transferred securities from level 1 to level 2, because such securities decreased in liquidity and were traded less frequently in an active market.

All transfers are assumed to occur at the end of the reporting period.

Quantitative information about level 3 fair value measurements

The fair value of financial instruments is, in certain circumstances, measured using valuation techniques that incorporate assumptions that are not evidenced by prices from observable market transactions in the same instrument and are not based on observable market data. Changing one or more of the inputs to the valuation models to reasonably possible alternative assumptions would change the fair values and therefore a valuation adjustment would be recognized in profit or loss. Favorable and unfavorable changes are determined on the basis of changes in the value of the instrument as a result of varying the levels of the unobservable input as described in the table below.

The following table sets forth information about significant unobservable inputs related to Bancolombia S.A. and its subsidiaries' material categories of level 3 financial assets and liabilities and the sensitivity of these fair values to reasonably possible alternative assumptions.

As of June 30, 2025

Type of instruments	Fair Value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
In millions of COP
Debt instruments
Securities issued by other financial institutions
TIPS	58,944	Discounted cash flow	Yield	0.14% a 9.60%	3.42%	57,483	60,456
			Prepayment Speed	n/a	n/a	59,661	n/a
			Prepayment Speed	n/a	n/a	55,806	n/a
Other bonds	58,649	Discounted cash flow	Interest rate	0.21% a 1.12%	1.01%	57,374	60,038
Time deposits	1,509	Discounted cash flow	Yield / Interest rate	0.35% a 0.35%	0.35%	1,507	1,509
Total securities issued by other financial institutions	119,102
Corporate bonds
Corporate bonds	575,241	Discounted cash flow	Yield	0.04% a 5.05%	1.51%	531,229	596,216
Total debt instruments	694,343
Equity securities
Equity securities	510,900	Price-based	Price	n/a	n/a	n/a	n/a
Other financial instruments
Other financial instruments	20,068	Internal valuation methodology	Internal valuation methodology	n/a	n/a	n/a	n/a
Derivative financial instruments
Forward	456,420	Discounted cash flow	Credit spread / Yield	0.00% a 60.99%	2.95%	455,566	457,284
Swaps	68,197	Discounted cash flow	Credit spread	0.00% a 62.62%	3.36%	52,640	84,695
Options	47,067	Discounted cash flow	Credit spread	0.11% a 33.80%	0.42%	46,712	47,189
Total derivative financial instruments	571,684
Investment in associates
P.A. Viva Malls	1,938,768	Price-based	Price	n/a	n/a	n/a	n/a
P.A. Distrito Vera	13,346	Price-based	Price	n/a	n/a	n/a	n/a
Fideicomiso Locales Distrito Vera	143	Price-based	Price	n/a	n/a	n/a	n/a
Total investment in associates	1,952,257

As of December 31, 2024

Type of instruments	Fair Value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
In millions of COP
Debt instruments
Securities issued by other financial institutions
TIPS	63,280	Discounted cash flow	Yield	0.14% a 10.66%	3.61%	61,474	65,164
			Prepayment Speed	n/a	n/a	65,081	n/a
			Prepayment Speed	n/a	n/a	60,732	n/a
Other bonds	62,558	Discounted cash flow	Interest rate	0.10% a 1.12%	0.94%	61,003	64,177
Time deposits	1,727	Discounted cash flow	Yield / Interest rate	0.91% a 6.40%	3.36%	1,441	1,772
Total securities issued by other financial institutions	127,565
Securities issued by the Colombian Government
Bonds by government entities	2,648,355	Discounted cash flow	Yield	1.18% a 1.18%	1.18%	2,639,349	2,660,301
Corporate bonds
Corporate bonds	611,698	Discounted cash flow	Yield	0.00% a 5.25%	0.98%	573,929	647,264
Total debt instruments	3,387,618
Equity securities
Equity securities	717,873	Price-based	Price	n/a	n/a	n/a	n/a
Other financial instruments
Other financial instruments	34,385	Internal valuation methodology	Internal valuation methodology	n/a	n/a	n/a	n/a
Derivative financial instruments
Forward	430,163	Discounted cash flow	Credit spread / Yield	0.00% a 20.80%	7.05%	429,581	430,753
Swaps	182,488	Discounted cash flow	Credit spread	0.00% a 56.14%	4.03%	166,650	204,677
Options	66,010	Discounted cash flow	Credit spread	0.12% a 34.75%	0.50%	65,512	66,242
Total derivative financial instruments	678,661
Investment in associates
P.A. Viva Malls	1,817,503	Price-based	Price	n/a	n/a	n/a	n/a
P.A. Distrito Vera	13,325	Price-based	Price	n/a	n/a	n/a	n/a
Fideicomiso Locales Distrito Vera	56	Price-based	Price	n/a	n/a	n/a	n/a
Total investment in associates	1,830,884

The following table sets forth information about valuation techniques used in the measurement of the fair value investment properties of Bancolombia S.A. and its subsidiaries, the significant unobservable inputs and the respective sensitivity:

Methodology	Valuation technique	Significant unobservable input	Description of sensitivity
Sales Comparison Approach - SCA
The fair value assessment is based on the examination of prices at which similar properties in the same area recently sold. Since no two properties are identical the measurement valuation must take into account adjustments for the differences between the sold properties and those held by Bancolombia S.A. and its subsidiaries to earn rentals or for capital appreciation.
Comparable prices
The weighted average rates used in the capitalization methodology for revenues in the second quarter for 2025 are:
•Direct capitalization: initial rate 8.14%.
•Discounted cash flow: discount rate: 12.30%, terminal rate: 8.26%.
The same weighted rates for the last quarter of 2024 were:
•Direct capitalization: initial rate 8.13%
•Discounted cash flow: discount rate: 12.27%, terminal rate: 8.29%.
The ratio between monthly gross income and real estate value directly administered by the FIC (rental rate) considering the differences in placements and individual factors between properties and in a weighted way in the second quarter of 2025 are 0.87% and for December 31, 2024 was 0.88%.

An increase (light, normal, considerable, significant) in the capitalization rate used would generate a decrease (significant, considerable, normal, light) in the fair value of the asset, and vice versa.
An increase (light, normal, considerable, significant) in the leases used in the valuation would generate a (significant, light, considerable) increase in the fair value of the asset, and vice versa.

Income Approach Used to estimate the fair value of the property by taking future net cash flows and discounting them at the capitalization rate.	Direct capitalization Discounted cash flows
Cost approach
Used to estimate the fair value of the property considering the cost to replace or build a property at the same or equal conditions of the asset to be measured, deducting the accumulated depreciation charge and adding-up the amount of the land.
Replacement cost
There has been no change to the valuation technique during the year 2025 for each asset.

NOTE 21. SUBSEQUENT EVENTS
Approval of Consolidated Financial Statements
These Condensed Consolidated Interim Financial Statements were approved by Chief Executive Financial for publication at August 06, 2025. The Financial Statements have been reviewed, not audited.
On July 22, 2025, Bancolombia S.A. (“Bancolombia”) announced its intention to voluntarily delist its 4.875% Subordinated Notes due 2027 (the “2027 Notes”) and 8.625% Subordinated Notes due 2034 (the “2034 Notes,” and together with the 2027 Notes, the “Notes”) from the New York Stock Exchange (the “NYSE”). Management is currently carrying out the necessary procedures to transfer the listing jurisdiction of the aforementioned Notes to the Singapore Exchange (“SGX”).

RISK MANAGEMENT
In the economic sphere, the first half of 2025 confirmed the continuation of the global macroeconomic stabilization process, supported by a gradual improvement in the pace of growth across several developed and emerging economies. At the same time, upside risks to inflation remain relevant, amid high indexation in service prices and increased trade barriers, which could exert inflationary pressures in the second half of the year. Additionally, geopolitical conflicts and the deterioration of public finances in some regions have contributed to heightened volatility in international financial markets.

Credit risk
Credit risk is the risk of an economic loss to the Bancolombia and its subsidiaries due to a non-fulfillment of financial obligations by a customer or counterparty and arises principally from the decline on borrower´s creditworthiness or changes in the business climate. Credit risk is the single largest risk for the Bank's business; which is managed at each stage of the credit cycle.

The information below contains the maximum exposure to credit risk for the periods ending December 31, 2024 and June 30, 2025:
June 30, 2025

Maximum exposure to credit risk - Financial instruments subject to impairment
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Loans and Advances	192,415,429	9,916,153	11,186,563	213,518,145
Commercial	111,278,012	3,422,322	6,001,924	120,702,258
Consumer	31,862,232	3,258,768	2,615,066	37,736,066
Mortgage	24,576,618	1,431,198	1,201,266	27,209,082
Small Business Loans	801,556	68,927	41,567	912,050
Financial Leases	23,897,011	1,734,938	1,326,740	26,958,689
Off-Balance Sheet Exposures	36,634,035	407,085	427,176	37,468,296
Financial Guarantees	7,243,953	2,267	153,847	7,400,067
Loan Commitments	29,390,082	404,818	273,329	30,068,229
Loss Allowance	(1,656,384)	(2,076,518)	(8,072,099)	(11,805,001)
Total	227,393,080	8,246,720	3,541,640	239,181,440

December 31, 2024

Maximum exposure to credit risk - Financial instruments subject to impairment
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Loans and Advances	245,272,297	16,670,291	17,511,320	279,453,908
Commercial	137,761,467	5,545,788	9,945,556	153,252,811
Consumer	46,697,013	5,118,607	4,000,063	55,815,683
Mortgage	37,076,580	2,701,930	1,963,091	41,741,601
Small Business Loans	1,175,803	91,256	85,150	1,352,209
Financial Leases	22,561,434	3,212,710	1,517,460	27,291,604
Off-Balance Sheet Exposures	46,219,765	552,862	680,307	47,452,934
Financial Guarantees	9,926,719	17,800	199,782	10,144,301
Loan Commitments(1)	36,293,046	535,062	480,525	37,308,633
Loss Allowance	(2,331,035)	(2,752,141)	(11,397,984)	(16,481,160)
Total	289,161,027	14,471,012	6,793,643	310,425,682
(1) As of December 31, 2024, the value of credit card overdrafts and balances was not disclosed, so we have included this amount for comparative purposes.
The change compared to prior periods includes the effect of the change in the Cibest Group's corporate structure. For further information, see Note 1. Reporting Entity.
The maximum exposure to credit risk from the loan portfolio and finance lease operations corresponds to their carrying amount at the end of the period, without considering any collateral received or other credit enhancements.
The maximum exposure to credit risk from off-balance sheet positions includes financial guarantees, rate and credit line commitments, and available credit facilities granted at the end of the period, without considering any collateral received or other credit enhancements.

Credit Risk Management - Loans and Advances
The information below provides the most significant events in Bancolombia and its main subsidiaries for the second quarter:
Retail and SME Banking at Bancolombia
As of the end of June 2025, the total loan portfolio for retail and SME banking increased by 3.3% compared to December 2024. Past-due loans decreased by 6%, improving the non-performing loan (NPL) ratio from 6.9% to 6.3%. This positive trend is attributed to the recovery of the macroeconomic environment, reflected in falling inflation, lower market interest rates, and reduced unemployment. Additionally, proactive monitoring and early collection and monitoring strategies have contributed to lower portfolio default rates. Early warning and predictive analytics strategies will continue to be applied to the loan portfolio, aiming to identify early signs of deterioration and mitigate the materialization of credit risk.

Corporate Bank business at Bancolombia
As of the end of June 2025, the corporate business continued to show a positive performance in its loan portfolio, with an outstanding balance increase of 3.77% compared to December 2024. This growth is partly attributed to a favorable disbursement dynamic, with disbursement levels consistently exceeding COP 114 trillion.

Regarding portfolio quality, a significant improvement was observed. The 30-day past-due loan ratio stood at 2.32% at the end of June 2025, reflecting a reduction of 22 basis points compared to December 2024. This improvement highlights effective credit risk management, supported by stricter origination policies and proactive monitoring of clients showing early warning signs of deterioration.

Lastly, loan loss coverage through provisions remained strong, reaching 140.74% as of the second quarter of 2025. This level of coverage indicates the institution’s solid capacity to absorb potential credit losses, reinforcing both its solvency and overall financial stability.

Bancolombia Panama
In June 2025, total exposure in Bancolombia Panama showed a 4.97% decrease compared to December 2024. This reduction was mainly driven by repayments, cancellations, and charge-offs recorded during the semester. By segment, the corporate portfolio grew by 25.5%, while the SME and business segments declined by 13.2% and 15.3%, respectively.

Regarding past-due loans, the 30-day delinquency indicator (ICV30) increased by 56%, rising from 0.33% in December 2024 to 0.51% in June 2025, reflecting a deterioration in portfolio quality. This was primarily due to increased roll rates, particularly within the corporate segment. Proactive monitoring strategies will continue to be implemented to identify early warning signs of deterioration and mitigate the materialization of credit risk.

Bancolombia Puerto Rico
In June 2025, total exposure in Bancolombia Puerto Rico increased by 6.59% compared to December 2024, mainly driven by stronger disbursement activity. This positive performance was particularly reflected in the business segment.

Regarding past-due loans, the 30-day delinquency indicator (ICV30) decreased by 139%, rising from 0.17% in December 2024 to 0.7% in June 2025. This improvement is largely explained by the healthy performance of past-due loans across various products and by charge-offs executed during the first half of the year. Proactive monitoring strategies will continue to be implemented to identify early warning signs of deterioration and mitigate the materialization of credit risk.

Monitoring Sectoral Alerts, Macroeconomic Changes, and the Political Environment at Bancolombia
During the second quarter of 2025, monitoring and collection strategies remained active across all business segments, aiming to identify emerging risks and proactively implement timely solutions to mitigate potential impacts on the loan portfolio. As part of this process, Bancolombia has intensified its comprehensive review of the economic sectors to which it is exposed, considering macroeconomic, sectoral, financial, and transactional variables in a context of uncertainty driven by both local and international issues.

Currently, potential impacts of the new labor reform are being assessed. The reform could affect labor intensive sectors such as hotels, restaurants, and Temporary service agencies and services BPO, where an increase in operating costs and adjustments in hiring practices are expected. These changes may lead to a deterioration in some client’s payment capacity, reduced profit margins, or even increased unemployment and informality among individuals. Bancolombia will continue to actively evaluate these risks and design strategies for clients who may be affected.

At the same time, a positive trend in client payment behavior persists, with customers responding favorably to the decline in inflation and interest rates. Nevertheless, alerts related to government budget management, monetary policy, trade policy, and key variables such as the exchange rate continue to be closely monitored. Additionally, sector-specific alerts remain in place for industries such as construction, healthcare, and public sector contractors.

Country Risk
At the end of June 30, 2025, no alerts were presented in any investment subject to country risk, nor were adjustments made for deterioration of investments that could affect or deteriorate the financial strength of Bancolombia and its subsidiaries, compared to the end of 2024. The decrease in the investment portfolio subject to country risk assessment is primarily due to the reallocation of investment companies within the Cibest Group. Additionally, the decrease in the value of investments is due to revaluation factors.

a.Credit Quality Analysis - Loans and Financial Leases
Analysis of the behavior and impairment of the loan portfolio and financial lease operations
Bancolombia's portfolio, valued in Colombian pesos, closed June 2025 with a decrease of 23.59% compared to the end of 2024. This variation, relative to previous periods, includes the effect of changes in the Group's corporate structure. The consolidated 30-day delinquency rate (ICV) showed a reduction, reaching 4.57% in June 2025 compared to 5.20% in December 2024, mainly explained by an improvement in the quality of the consumer loan portfolio. During the period, various strategies were developed throughout the credit cycle, allowing for proactive and consistent actions aligned with the clients' reality and environment, aimed at containing deterioration and targeting better risk profiles.

In order to monitor credit risk associated with clients, the Bank has established regular meetings conducted by the AEC Committee to identify events that can lead to a reduction in borrowers’ ability to pay. Generally, clients with good credit behavior could be included in the watch list in case of detecting any event that can lead to future financial difficulties to repay their loans; for instance, internal factors such as the economic activity and sector, financial weakness, impacts of macroeconomic conditions, changes in corporate governance and other situations that could affect clients’ business. The amount and allowance of clients included in the described watch list, as of December 31, 2024 and June 30, 2025 is shown below:

Watch List June 30, 2025
In millions of COP
Risk Level	Amount	%	Allowance
Level 1 – Low Risk	10,984,565	0.65%	70,985
Level 2 – Medium Risk	3,355,275	11.04%	370,367
Level 3 – High Risk	2,221,177	59.83%	1,328,969
Level 4 – High Risk	3,755,778	69.80%	2,621,436
Total	20,316,795	21.62%	4,391,757

Watch List December 31,2024
In millions of COP
Risk Level	Amount	%	Allowance
Level 1 – Low Risk	14,081,182	0.72%	101,994
Level 2 – Medium Risk	5,708,673	6.50%	370,892
Level 3 – High Risk	3,811,886	53.84%	2,052,135
Level 4 – High Risk	5,948,366	61.67%	3,668,615
Total	29,550,107	20.96%	6,193,636
•Concentration of loan by maturity
The following table shows the ranges of maturity for the credit loans and financial leases, according for the remaining term for the completion of the contract of loans and financial leases at the end of December 2024 and June 2025:

June 30, 2025
In millions of COP
Maturity	Less Than 1 Year	Between 1 and 5 Years	Between 5 and 15 Years	Greater Than 15 Years	Total
In millions of COP
Commercial	38,940,591	49,432,045	31,851,699	477,923	120,702,258
Corporate	21,491,533	25,607,384	14,668,472	230,614	61,998,003
SME	3,825,576	7,446,963	1,015,201	12,407	12,300,147
Others	13,623,482	16,377,698	16,168,026	234,902	46,404,108
Consumer	737,923	27,796,236	9,192,238	9,669	37,736,066
Credit card	489	7,892,446	—	-	7,892,935
Vehicle	93,286	2,716,605	1,581,606	365	4,391,862
Order of payment	22,165	1,291,230	2,553,618	—	3,867,013
Others	621,983	15,895,955	5,057,014	9,304	21,584,256
Mortgage	43,217	856,572	8,318,011	17,991,282	27,209,082
VIS	14,565	275,189	2,498,863	7,877,576	10,666,193
Non-VIS	28,652	581,383	5,819,148	10,113,706	16,542,889
Financial Leases	2,339,307	7,376,337	13,340,687	3,902,358	26,958,689
Small business loans	30,809	866,320	14,915	6	912,050
Total gross loans and financial leases	42,091,847	86,327,510	62,717,550	22,381,238	213,518,145

December 31, 2024
In millions of COP
Maturity	Less Than 1 Year	Between 1 and 5 Years	Between 5 and 15 Years	Greater Than 15 Years	Total
Commercial	48,186,159	62,610,478	41,614,622	841,552	153,252,811
Corporate	29,076,028	32,243,275	23,454,114	504,876	85,278,293
SME	4,771,087	8,555,996	1,727,911	148,502	15,203,496
Others	14,339,044	21,811,207	16,432,597	188,174	52,771,022
Consumer	1,267,269	34,216,968	19,553,651	777,795	55,815,683
Credit card	234,325	9,587,518	2,170,668	-	11,992,511
Vehicle	81,066	3,270,554	2,283,873	365	5,635,858
Order of payment	47,981	2,261,874	7,525,578	545,814	10,381,247
Others	903,897	19,097,022	7,573,532	231,616	27,806,067
Mortgage	79,304	1,095,329	10,509,429	30,057,539	41,741,601
VIS	14,439	284,872	2,540,655	13,343,314	16,183,280
Non-VIS	64,865	810,457	7,968,774	16,714,225	25,558,321
Financial Leases	1,804,964	8,586,693	13,202,556	3,697,391	27,291,604
Small business loans	194,013	919,392	208,405	30,399	1,352,209
Total gross loans and financial leases	51,531,709	107,428,860	85,088,663	35,404,676	279,453,908

VIS: Social Interest Homes, corresponds to mortgage loans granted by the financial institutions of amounts less than 135 minimum wages.
•Concentration by past due days
The following table shows the loans and financial leases according to past due days for the periods ending on December 31, 2024 and June 30, 2025. Loans or financial leases are considered past due if it is more than one month overdue (i.e. 31 days):

June 30, 2025
In millions of COP
Past-due
Period	0 - 30 Days	31 - 90 Days	91 - 120 Days	121 - 360 Days	More Than 360 Days	Total
Commercial	116,440,763	455,854	160,972	1,176,259	2,468,410	120,702,258
Consumer	35,056,702	1,046,327	334,994	1,103,437	194,606	37,736,066
Mortgage	25,387,765	706,139	158,644	423,809	532,725	27,209,082
Financial Leases	26,033,266	279,609	52,169	211,269	382,376	26,958,689
Small Business Loans	850,723	26,083	7,865	23,211	4,168	912,050
Total	203,769,219	2,514,012	714,644	2,937,985	3,582,285	213,518,145

December 31, 2024
In millions of COP
Past-due
Period	0 - 30 Days	31 - 90 Days	91 - 120 Days	121 - 360 Days	More Than 360 Days	Total
Commercial	147,402,632	531,609	280,750	1,515,324	3,522,496	153,252,811
Consumer	51,393,527	1,761,496	624,945	1,776,361	259,354	55,815,683
Mortgage	38,560,253	1,184,755	285,466	830,743	880,384	41,741,601
Financial Leases	26,331,118	247,056	58,435	273,619	381,376	27,291,604
Small Business Loans	1,242,568	36,196	8,848	45,608	18,989	1,352,209
Total	264,930,098	3,761,112	1,258,444	4,441,655	5,062,599	279,453,908

Concentration of loans by economic sectorThe following table contains the detail of the portfolio of loans and financial leases by main economic activity of the borrower for the periods ending on June 20, 2025 and December 31, 2024:

June 30, 2025
In millions of COP
Economic sector	Loans and advances
	Local	Foreign	Total
Agriculture	5,348,169	72,740	5,420,909
Petroleum and Mining Products	2,163,242	9,030	2,172,272
Food, Beverages and Tobacco	10,217,752	295,401	10,513,153
Chemical Production	5,097,467	39,646	5,137,113
Government	10,695,493	7,475	10,702,968
Construction	13,599,272	58,857	13,658,129
Commerce and Tourism	24,765,340	670,447	25,435,787
Transport and Communications	12,328,754	31,347	12,360,101
Public Services	14,291,146	384	14,291,530
Consumer Services	62,418,630	2,348,018	64,766,648
Commercial Services	35,010,050	4,285,656	39,295,706
Other Industries and Manufactured Products	9,506,004	257,825	9,763,829
Total	205,441,319	8,076,826	213,518,145

December 31, 2024
In millions of COP
Economic sector	Loans and advances
	Local	Foreign	Total
Agriculture	5,520,414	2,813,604	8,334,018
Petroleum and Mining Products	2,126,602	636,010	2,762,612
Food, Beverages and Tobacco	10,132,520	2,164,911	12,297,431
Chemical Production	4,507,362	364,649	4,872,011
Government	10,256,608	627,705	10,884,313
Construction	14,441,608	9,134,115	23,575,723
Commerce and Tourism	24,920,337	8,480,380	33,400,717
Transport and Communications	12,313,907	597,216	12,911,123
Public Services	13,253,631	1,265,243	14,518,874
Consumer Services	61,263,015	35,692,512	96,955,527
Commercial Services	30,662,353	13,347,867	44,010,220
Other Industries and Manufactured Products	9,671,905	5,259,434	14,931,339
Total	199,070,262	80,383,646	279,453,908
b.Credit Risk Management – investment financial instruments
The portfolio is exposed to credit risks given the probability of incurring losses originated by the default in the payment of a coupon, principal and/or yields/dividends of a financial instrument by its issuer or counterparty. The probability of this type of events materializing may increase if there are scenarios of concentration in few issuers (counterparties) and whose credit performance is reflected by higher risk ratings; likewise, increases in credit risk may occur in scenarios in which the portfolio presents low levels of diversification at the level of type and sector of the counterparties with which financial asset transactions are carried out.
The Bank and its subordinates maintains the control and continuous monitoring of the assigned credit risk limits, as well as the consumption thereof. Additionally, the Bank and its subordinates follows up and manages alerts on counterparties and issuers of securities, based on public market information and news related to their performance; this allows mitigating the risks of default or reduction of value for the managed positions.
For credit risk management, each of the positions that make up the portfolio of the own position are adjusted to the policies and limits that have been defined and that seek to minimize the exposure to the same:
•Term Limits
•Credit Limits
•Counterparty Limits
•Master Agreement
•Margin Agreements
•Counterparty Alerts

c.Credit Quality Analysis - investment financial instruments
In order to evaluate the credit quality of a counterparty or issuer (to determine a risk level or profile), the Bank relies on two rating systems: an external one and an internal one, both of which allow to identify a degree of risk differentiated by segment and country and to apply the policies that have been established for issuers or counterparties with different levels of risk, in order to limit the impact on liquidity and/or the income statement of the Bank and its subordinates .
External credit rating system: is divided by the type of rating applied to each instrument or issuer; in this way the geographic location, the term and the type of instrument allow the assignment of a rating according to the methodology that each examining agency uses.
Internal credit rating system: the “ratings or risk profiles” scale is created with a range of levels that go from low risk to high risk (this can be reported in numerical or alphanumerical scales), where the rating model is sustained by the implementation and analysis of qualitative and quantitative variables at sector level, which according to the relative analysis of each variable, determine credit quality; in this way the internal credit rating system aims to establish adequate margin in decision-making regarding the management of financial instruments.
In accordance with the criteria and considerations specified in the internal rating allocation and external credit rating systems methodologies, the following schemes of relation can be established, according to credit quality given to each one of the qualification scales:
Low Risk: all investment grade positions (from AAA to BBB-), as well as those issuers that according to the information available (financial statements, relevant information, external ratings, CDS, among others) reflect adequate credit quality.
Medium Risk: all speculative grade positions (from BB+ to BB-), as well as those issuers that according to the available information (Financial statements, relevant information, external qualifications, CDS, among others) reflect weaknesses that could affect their financial situation in the medium term.
High Risk: all positions of speculative grade (from B+ to D), as well as those issuers that according to the information available (Financial statements, relevant information, external qualifications, CDS, among others) reflect a high probability of default of financial obligations or that already have failed to fulfill them.
The credit risk rating of the Republic of Colombia was downgraded following the latest reports issued on June 26, 2025 by Moody’s (to Baa3) and S&P (to BB). As a result, positions in Colombian sovereign debt and Colombian issuers have been reclassified to the medium-risk category.
Credit Quality Analysis

	Debt Instruments		Equity		Other financial instruments (1)		Derivatives (2)
	jun-25	dic-24	jun-25	dic-24	jun-25	dic-24	jun-25	dic-24
In Millions of COP
Maximum Exposure to Credit Risk
Low Risk	3,034,637	29,130,380	38	363,198	—	1,712	418,725	834,821
Medium Risk	24,473,317	4,873,025	684,827	57,119	7,859	16,479	495,310	1,154
Hihg Risk	36,602	2,580,107	4	677	12,209	2,966	3,556	7,085
Without Rating	-	-	132,780	590,316	-	13,228	19,871	86,437
Total	27,544,556	36,583,512	817,649	1,011,310	20,068	34,385	937,462	929,497
(1)Corresponds to SAFE "Simple Agreement for Future Equity".
(2)For derivatives transactions counterparty risk is disclosed as long as the valuation is positive.

Risk exposure by credit rating

	investment financial instruments
Maximum Exposure to Credit Risk	jun-2025	dic-2024
In Millions of COP
Rating Scale(1)
Sovereign Risk	18,041,111	14,487,622
AAA	2,691,312	10,113,581
AA+	1,637	4,714,501
AA	44,303	770,266
AA-	56,715	68,124
A+	134,496	906,847
A	67,048	465,978
A-	208,287	352,619
BBB+	38,756	587,802
BBB	142,045	221,092
BBB-	68,801	219,676
BB+	7,451,055	2,824,168
BB	75,829	1,674,226
BB-	93,319	347,253
Other	52,370	114,969
No rated	152,651	689,981
Total	29,319,735	38,558,705
(1) Internal homologation.

•Financial credit quality of investment financial instruments that are not in default nor impaired in value
Debt instruments: 100% of the debt instruments are not in default.
Equity: The positions do not represent significant risks.
Derivatives: 99.9% of the credit exposure does not present incidences of material default. The remaining percentage corresponds to default events at the end of the period.

•Maximum exposure level to the credit risk given:

	Maximum Exposure		Collateral		Net Exposure
	jun-25	dic-24	jun-25	dic-24	jun-25	dic-24
En millones de pesos colombianos
Maximum Exposure to Credit Risk
Debt Instruments	27,544,556	36,583,512	(3,725,343)	(1,669,011)	23,819,212	34,914,501
Derivatives	937,462	929,498	511,246	589,098	426,216	340,400
Equity	817,649	1,011,310	-	-	817,649	1,011,310
Other financial instruments	20,068	34,385	-	-	20,068	34,385
Total	29,319,735	38,558,705	(4,236,589)	(2,258,109)	25,083,145	36,300,596

Note: In derivatives, positive collateral are received from counterparties and collateral negative are delivered to counterparties. Derivative collateral received from counterparties, whose have their market value positive when consolidate all the portfolio derivaties of related ID, in December 2024 was COP 589,098 and in June 2025 was COP 511,246. In debt securities, guarantees correspond to Repo, reverse repo, and securities lending trades.

Collateral- investment financial instruments
Level of collateral: respect to the type of asset or operation, a collateral level is determined according to the policies defined for each product and the market where the operation is carried out.
Assets held as collateral in organized markets: the only assets that can be received as collateral are those defined by the central counterparties, the stock market where the operation is negotiated, those assets that are settled separately in different contracts or documents, which can be managed by each organization and must comply with the investment policies defined by the Bank, taking into account the credit limit for each type of asset or operation received or delivered, which collateral received are the best credit quality and liquidity.
Assets received as bilateral collateral between counterparties: the collateral accepted in international OTC derivative operations is agreed on bilaterally in the Credit Support Annex (CSA)1 and with fulfillment in cash in dollars and managed by Citibank N.A.. This company acts on behalf of Bancolombia for making international margin calls and providing a better management of the collateral.
Collateral adjustments for margin agreements: the adjustments will be determined by the criteria applied by both the external and internal regulations in effect, and at the same time, mitigation standards are maintained so that the operation fulfills the liquidity and solidity criteria for settlement.
d.Credit risk concentration - investment financial instruments
Currently, the Bank and its subordinates´s positions do not exceed the concentration limit.

1 A Credit Support Annex (CSA) provides credit protection by setting forth the rules governing the mutual posting of collateral. CSAs are used in documenting collateral arrangements between two parties that trade privately negotiated (over-the-counter) derivative securities. The trade is documented under a standard contract called a master agreement, developed by the International Swaps and Derivatives Association (ISDA).

Market risk
Bancolombia and its subsidiaries currently measure the treasury book exposure to market risk (including OTC derivatives positions) as well as the currency risk exposure of the banking book, which is provided to the Treasury Division, using a VaR methodology established in accordance with “Chapter XXXI of the Basic Accounting Circular”, issued by the Financial Superintendence of Colombia.
The VaR methodology established by “Chapter XXXI of the Basic Accounting Circular” is based on the model recommended by the Amendment to the Capital Accord to Incorporate Market Risks of Basel Committee, which focuses on the treasury book and excludes investments classified as amortized cost which are not being given as collateral and any other investment that comprises the banking book. In addition, the methodology aggregates all risks by the use of correlations, through an allocation system based on defined zones and bands, affected by given sensitivity factors.
The Bank and its subsidiaries use different models with the purpose of measure risk exposure and the portfolio diversification effect, the main metrics are: i) the standard methodology required by the Financial Superintendence of Colombia, is established by “Chapter XXXI of the Basic Accounting Circular”, and ii) the internal methodology of historical weighted simulation, which use a confidence level of 99%, a holding period of 10 days, a time frame of 250 business days and hierarchical VaR limits.
The guidelines and principles of market risk management at the Bancolombia and its subsidiaries have been keeping in accordance with disclose of December 31, 2024.
Total market risk exposure decreased by 34.9%, from COP 1,697,566 in December 2024 to COP 1,105,473 in June 2025. This variation is mainly attributable to the creation of Grupo Cibest and its corporate reorganization process, which led to the exclusion of entities located outside Colombia from the consolidated financial statements. Regarding the main movements by risk factor, the most significant reduction was observed in the foreign exchange risk factor, due to lower exposure to U.S. dollar-denominated positions. Similarly, the collective investment funds and interest rate risk factors declined as a result of the new organizational structure. These effects were partially offset by an increase in Bancolombia’s portfolio, driven by higher exposure to private debt securities and foreign currency bonds.
The following table presents the total change in market risk and other risk factors.

June 2025
In millions of COP
Factor	End of Period	Average	Maximum January, 2025	Minimum April, 2025
Interest rate	527,010	507,231	499,712	524,034
Exchange rate	192,824	350,869	751,796	79,062
Stock price	360,900	367,222	367,615	375,015
Collective investment funds	24,739	32,482	35,781	36,608
Total Value at Risk	1,105,473	1,257,804	1,654,904	1,014,719

December 2024
In millions of COP
Factor	End of Period	Average	Maximum November, 2025	Minimum January, 2025
Interest rate	540,397	507,425	586,194	453,240
Exchange rate	764,920	554,900	759,703	364,421
Stock price	360,287	351,134	356,794	346,694
Collective investment funds	31,962	25,653	31,473	18,005
Total Value at Risk	1,697,566	1,439,112	1,734,164	1,182,360

On the other hand, regarding the VaR measured with the internal, no relevant variations were identified in the VaR metrics at the end of the quarter, nor were any exceedances of the approved limits.

This exposure has been permanently monitored by the Board of Directors and is an input for the decision-making process to preserve the stability in the Bank and its subsidiaries.

Non-trading instruments market risk measurement
The banking book’s relevant risk exposure is interest rate risk, which is the probability of unexpected changes in net interest income or in the economic value of equity as a result of a change in market interest rates. Changes in interest rates affect the Bank’s earnings because of timing differences on the repricing of the assets and liabilities. The Bank manages the interest rate risk arising from banking activities in non-trading instruments by analyzing the interest rate mismatches between its interest earning assets and its interest bearing liabilities, and estimates the impact on the net interest income and the economic value of equity. The foreign currency exchange rate exposures arising from the banking book are provided to the Treasury Division where these positions are aggregated and managed.
•Interest Risk Exposure (Banking Book)
Bancolombia and its subsidiaries conduct an interest rate risk sensitivity analysis by estimating the impact on the net interest margin of each position in the banking book, using a repricing model and assuming a positive parallel shift of 100 basis points (bps) in interest rates.
Table 1 provides information on the interest rate risk sensitivity of the banking book positions of Bancolombia and its subsidiaries.
Table 1. Sensitivity to Interest Rate Risk of the Banking Book
The following presents the interest rate risk sensitivity in local currency (COP) for Bancolombia and its subsidiaries as of June 30, 2025, and December 31, 2024:

	June 30, 2025	December 31, 2024
In millions of COP
Assets sensitivity 100 bps	1,323,123	1,262,776
Liabilities sensitivity 100 bps	973,549	915,528
Net interest income sensitivity 100 bps	349,574	347,248
The following presents the interest rate risk sensitivity in foreign currency (US dollars) for Bancolombia and its subsidiaries as of June 30, 2025, and December 31, 2024:

	June 30, 2025	December 31, 2024
In millions of USD
Assets sensitivity 100 bps	34,075	76,219
Liabilities sensitivity 100 bps	26,277	83,051
Net interest income sensitivity 100 bps	7,798	(6,832)
A positive net sensitivity indicates that assets are more sensitive than liabilities and implies that an increase in interest rates will positively net interest margin of impact at Bancolombia and its subsidiaries. A negative sensitivity indicates that liabilities are more sensitive than assets and implies that an increase in interest rates will negatively impact the net interest margin. In the event of a decrease in interest rates, the effect on the net interest margin would be the opposite of what is described above.

Total Exposure:
As of June 30, 2025, the net sensitivity of the banking book in local currency to parallel shifts of 100 basis points in interest rates was COP 349,574.
The observed increase in this sensitivity is mainly due to the rise in the balance of the variable-rate loan portfolio, offset by the implementation of accounting hedging strategies, along with the growth in Certificates of Term Deposit (CDTs) with maturities of less than one year.

On the other hand, the sensitivity of the Net Interest Margin (NIM) in foreign currency to a parallel shift of 100 basis points in interest rates increased between December 31, 2024, and June 30, 2025.

This increase is mainly explained by a change in the comparison base, which shifted from considering only Grupo Bancolombia to including only Bancolombia and its subsidiaries. Under this new approach, asset sensitivity exceeds liability sensitivity, due to the high concentration of variable-rate loans in Bancolombia Panama. This effect was largely offset by fixed-rate Certificates of Term Deposit (CDTs), which are sensitive to interest rate changes.

•Assumptions and Limitations
To calculate net interest margin sensitivity based on repricing terms, several key assumptions were considered: (a) prepayments, new operations, defaults, etc., are not considered (b) fixed-rate balance sensitivity includes amounts maturing in less than one year, under the assumption that these will be reinvested at market interest rates; and (c) interest rate changes are assumed to occur immediately and in a parallel manner across the yield curves of both assets and liabilities.

Liquidity risk

Liquidity risk refers to the possibility of not being able to efficiently and timely meet payment obligations, both expected and unexpected, present and future, without affecting the normal course of daily operations or the financial condition of the entity. This risk occurs when there is a shortage of available liquid assets or when it is necessary to assume unusual financing costs.
During the second quarter, the corporate reorganization of the Cibest Group led to the formation of the Bancolombia consolidated. The subsequent analysis is based on this new consolidated structure.
During the analysis period, adequate liquidity levels were maintained. Bancolombia and Bancolombia Panama stood out for their strong deposit-taking capacity, particularly in deposit accounts and Certificates of Term Deposit (CDTs). This performance was accompanied by sustained growth in the Bank’s loan portfolio, which helped offset the increase in funding and reflected efficient liquidity management.

Additionally, liquidity levels remained within established limits and met the requirements of the entities within the Bancolombia consolidated, complying with both internal and regulatory indicators.

Liquidity risk exposure
To estimate liquidity risk, a liquidity coverage ratio is calculated to ensure that the liquid assets held are sufficient to cover potential net cash outflows over a 30-day period. This indicator allows the Bancolombia consolidated to meet its liquidity coverage for the upcoming month. The liquidity coverage ratio is presented as follows:

Liquidity Coverage Ratio	June 30, 2025	December 31, 2024
Net cash outflows into 30 days	19,630,805	23,887,074
Liquid Assets	41,061,665	59,617,840
Liquidity coverage ratio(1)	209.17%	249.58%
(1) The minimum level required of the liquidity coverage ratio is 100%.

During the first half of 2025, the liquidity coverage ratio decreased from 249.58% in December 2024 to 209.17% in June 2025. This variation is mainly due to a change in the comparison base, which shifted from Grupo Bancolombia to the consolidated Bancolombia.

b.Liquid Assets
One of the main guidelines of the Bancolombia consolidated is to maintain a strong liquidity position. Accordingly, the Risk Committee has approved a methodology for determining the minimum level of liquid assets, calculated based on liquidity requirements, in order to ensure the proper functioning of banking and financial services activities—such as loan disbursements and deposit withdrawals—while protecting capital and taking advantage of market opportunities.
The following table presents the liquid assets of the Bancolombia consolidated:

Liquid Assets(1)	June 30, 2025	December 31, 2024
High quality liquid assets(2)
Cash	16,132,718	27,931,834
High quality liquid securities	20,151,945	24,862,861
Other Liquid Assets
Other securities(3)	4,777,002	6,823,145
Total Liquid Assets	41,061,665	59,617,840
(1)Liquid assets: Liquid assets are considered to be those that are easily realizable and form part of the entity’s portfolio, or those received as collateral in active money market operations, provided they have not been subsequently used in passive money market operations and are free from any mobility restrictions. Liquid assets include: cash, holdings in open-ended collective investment funds without a minimum holding period, and negotiable investments available for sale in fixed-income securities.
(2) High-quality securities are considered to be those available and liquid assets received by the Central Bank for its monetary expansion and contraction operations..
(3) Other liquid assets: liquid assets that do not meet the quality characteristic are included in this category.